                                                                    EXHIBIT 10.1


================================================================================
                                CREDIT AGREEMENT


                                      among

                         WESTPORT RESOURCES CORPORATION,
                                   as Borrower

                               The Several Lenders
                        from Time to Time Parties Hereto

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                           CREDIT SUISSE FIRST BOSTON,
                              CAYMAN ISLAND BRANCH,
                              as Syndication Agent

                              FLEET NATIONAL BANK,
                              FORTIS CAPITAL CORP.,
                                       and
                         U.S. BANK NATIONAL ASSOCIATION,
                             as Documentation Agents

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Senior Managing Agent

                                       and

                        BMO NESBITT BURNS FINANCING, INC.
                                       and
                             WELLS FARGO BANK, N.A.,
                               as Managing Agents


                          Dated as of December 17, 2002



================================================================================

                        Joint Arrangers and Book Runners

J.P. Morgan Securities Inc.                          Credit Suisse First Boston

                                TABLE OF CONTENTS


SECTION 1 DEFINITIONS.............................................................................................1
     1.1   Defined Terms..........................................................................................1
     1.2   Other Definitional Provisions.........................................................................21
SECTION 2 AMOUNT AND TERMS OF COMMITMENTS........................................................................22
     2.1   Commitments...........................................................................................22
     2.2   Procedure for Borrowing...............................................................................22
     2.3   Repayment of Loans; Evidence of Debt..................................................................23
SECTION 3 LETTERS OF CREDIT......................................................................................23
     3.1   The L/C Commitment....................................................................................23
     3.2   Procedure for Issuance of Letters of Credit...........................................................24
     3.3   Fees, Commissions and Other Charges...................................................................24
     3.4   L/C Participations....................................................................................25
     3.5   Reimbursement Obligation of the Borrower..............................................................26
     3.6   Obligations Absolute..................................................................................26
     3.7   Letter of Credit Payments.............................................................................27
     3.8   L/C Applications......................................................................................27
SECTION 4 GENERAL PROVISIONS.....................................................................................27
     4.1   Interest Rates and Payment Dates......................................................................27
     4.2   Computation of Interest and Fees......................................................................28
     4.3   Conversion and Continuation Options...................................................................28
     4.4   Minimum Amounts; Maximum Number of Tranches...........................................................29
     4.5   Prepayments and Commitment Reductions.................................................................29
     4.6   Commitment Fee; Administrative Agent's Fee; Other Fees................................................30
     4.7   Inability to Determine Interest Rate..................................................................31
     4.8   Pro Rata Treatment and Payments.......................................................................31
     4.9   Application and Computation of Borrowing Base.........................................................32
     4.10  Borrowing Base Compliance.............................................................................34
     4.11  Illegality............................................................................................35
     4.12  Requirements of Law...................................................................................35
     4.13  Taxes.................................................................................................36
     4.14  Indemnity.............................................................................................37
     4.15  Change of Lending Office..............................................................................38
SECTION 5 REPRESENTATIONS AND WARRANTIES.........................................................................39
     5.1   Financial Condition...................................................................................39
     5.2   No Change.............................................................................................40
     5.3   Existence; Compliance with Law........................................................................40
     5.4   Power; Authorization; Enforceable Obligations.........................................................40
     5.5   No Legal Bar..........................................................................................40
     5.6   No Material Litigation................................................................................41
     5.7   No Default............................................................................................41
     5.8   Ownership of Property; Liens..........................................................................41
     5.9   Intellectual Property.................................................................................41
     5.10  No Burdensome Restrictions............................................................................42
     5.11  Taxes.................................................................................................42
     5.12  Federal Reserve Regulations...........................................................................42


     5.13  ERISA.................................................................................................42
     5.14  Investment Company Act; Other Regulations.............................................................43
     5.15  Subsidiaries..........................................................................................43
     5.16  Purpose of Loans......................................................................................43
     5.17  Environmental Matters.................................................................................43
     5.18  No Material Misstatements.............................................................................44
     5.19  Insurance.............................................................................................44
     5.20  Future Commitments....................................................................................44
     5.21  Pledge Agreement......................................................................................44
     5.22  Subordinated Indebtedness; Refinancing of Existing Credit Facility....................................45
     5.23  Acquisition Documents.................................................................................45
     5.24  Solvency..............................................................................................46
SECTION 6 CONDITIONS PRECEDENT...................................................................................46
     6.1   Conditions to Initial Extensions of Credit............................................................46
     6.2   Conditions to Each Extension of Credit................................................................50
SECTION 7 AFFIRMATIVE COVENANTS..................................................................................50
     7.1   Financial Statements..................................................................................50
     7.2   Certificates; Other Information.......................................................................51
     7.3   Payment of Obligations................................................................................53
     7.4   Conduct of Business and Maintenance of Existence; Compliance with Law and Contractual Obligations.....53
     7.5   Maintenance of Property; Insurance....................................................................53
     7.6   Inspection of Property; Books and Records; Discussions................................................53
     7.7   Notices...............................................................................................53
     7.8   Environmental Laws....................................................................................54
     7.9   Additional Collateral; Guarantors.....................................................................55
     7.10  Maintenance and Operation of Property.................................................................56
     7.11  Further Assurances....................................................................................56
     7.12  Hedging Agreements....................................................................................56
     7.13  Title Information.....................................................................................57
     7.14  Mortgaged Properties..................................................................................57
     7.15  Additional Collateral; Borrowing Base.................................................................58
SECTION 8 NEGATIVE COVENANTS.....................................................................................59
     8.1   Financial Covenants...................................................................................59
     8.2   Limitation on Indebtedness............................................................................60
     8.3   Limitation on Liens...................................................................................61
     8.4   Limitation on Guarantee Obligations...................................................................63
     8.5   Limitation on Fundamental Changes.....................................................................63
     8.6   Limitation on Sale of Assets..........................................................................63
     8.7   Limitation on Restricted Payments.....................................................................64
     8.8   Limitation on Investments, Loans and Advances.........................................................66
     8.9   Limitation on Optional Payments and Modifications of Debt Instruments, Other Material Agreements......67
     8.10  Limitation on Transactions with Affiliates............................................................68
     8.11  Limitation on Sale and Leasebacks.....................................................................68
     8.12  Limitation on Changes in Fiscal Year; Use of Proceeds.................................................68
     8.13  Limitation on Negative Pledge Clauses.................................................................68


     8.14  Limitation on Lines of Business.......................................................................68
     8.15  Forward Sales.........................................................................................69
     8.16  Hedging Agreements....................................................................................69
     8.17  Unrestricted Subsidiaries.............................................................................69
SECTION 9 EVENTS OF DEFAULT......................................................................................70
     9.1   Events of Default.....................................................................................70
     9.2   Application of Proceeds...............................................................................73
     9.3   Disposition of Proceeds...............................................................................73
SECTION 10 THE AGENTS............................................................................................73
     10.1  Appointment...........................................................................................73
     10.2  Delegation of Duties..................................................................................74
     10.3  Exculpatory Provisions................................................................................74
     10.4  Reliance by Agents....................................................................................74
     10.5  Notice of Default.....................................................................................75
     10.6  Non-Reliance on Agents and Other Lenders..............................................................75
     10.7  Indemnification.......................................................................................75
     10.8  Agents in Their Individual Capacity...................................................................76
     10.9  Successor Agents......................................................................................76
     10.10 Enforcement of Loan Documents.........................................................................76
     10.11 Issuing Bank..........................................................................................77
SECTION 11 MISCELLANEOUS.........................................................................................77
     11.1  Amendments and Waivers................................................................................77
     11.2  Notices...............................................................................................78
     11.3  No Waiver; Cumulative Remedies........................................................................79
     11.4  Survival of Representations and Warranties............................................................79
     11.5  Payment of Expenses and Taxes.........................................................................79
     11.6  Successors and Assigns................................................................................80
     11.7  Adjustments; Set-off..................................................................................83
     11.8  Counterparts..........................................................................................83
     11.9  Severability..........................................................................................83
     11.10 Integration...........................................................................................84
     11.11 GOVERNING LAW.........................................................................................84
     11.12 Submission To Jurisdiction; Waivers...................................................................84
     11.13 Acknowledgments.......................................................................................84
     11.14 WAIVERS OF JURY TRIAL.................................................................................85
     11.15 Confidentiality.......................................................................................85
     11.16 Letters of Credit Under Existing Credit Facility......................................................85

EXHIBITS AND SCHEDULES


Exhibit A         - form of Promissory Note
Exhibit B-1       - form of Pledge Agreement
Exhibit B-2       - form of Subsidiary Guarantee
Exhibit C         - form of Mortgage
Exhibit C-1       - form of Local Counsel Opinion
Exhibit D         - form of Borrowing Certificate
Exhibit E         - form of Assignment and Acceptance
Exhibit F         - form of Non-U.S. Lender Statement

Schedule 1.1(a)     - Lender Commitments
Schedule 1.1(b)     - Approved Counterparties
Schedule 5.1        - Material Liabilities
Schedule 5.2        - Restricted Payments
Schedule 5.15       - List of Unrestricted Subsidiaries
Schedule 5.20       - Future Commitments
Schedule 5.21       - Filing Offices
Schedule 8.2(e)     - Indebtedness
Schedule 8.3        - Liens
Schedule 8.4        - Guarantee Obligations
Schedule 8.8        - Investments
Schedule 8.10       - Transactions with Affiliates
Schedule 11.2       - Notices
Schedule 11.16      - Assumed Letters of Credit

         CREDIT AGREEMENT, dated as of December 17, 2002, is among WESTPORT RESOURCES CORPORATION, a Nevada corporation (the "Borrower"), the several banks, financial institutions and other entities from time to time parties to this Agreement (the "Lenders"), CREDIT SUISSE FIRST BOSTON, CAYMAN ISLAND BRANCH, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), each of FLEET NATIONAL BANK, FORTIS CAPITAL CORP. and U.S. BANK NATIONAL ASSOCIATION, as a documentation agent for the Lenders (in such capacity, the "Documentation Agents"), WACHOVIA BANK, NATIONAL ASSOCIATION, as senior managing agent (in such capacity, the "Senior Managing Agent"), each of BMO NESBITT BURNS FINANCING, INC. and WELLS FARGO BANK, N.A., as a managing agent (in such capacity, the "Managing Agent"), and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and Issuing Bank.

                                    RECITALS

         A. The Borrower has requested that the Lenders, and the Lenders have agreed to, make certain loans to and make credit available on behalf of the Borrower and the Restricted Subsidiaries on the terms and conditions set forth herein.

         B. Now, therefore, in consideration of the above premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

         "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

         "Acquisition": the acquisition of certain oil, gas and mineral properties pursuant to the terms and conditions of the Acquisition Documents.

         "Acquisition Documents": (i) the Purchase and Sale Agreement among El Paso Production Oil & Gas Company, El Paso Drilling Company, El Paso Oil & Gas Resources Company, L.P., El Paso Production Oil & Gas USA, L.P., El Paso Field Operators Company, CIG Field Services Company and Noric, L.P., as Seller and Borrower, as Buyer dated November 6, 2002, as amended by first and second amendments each dated as of June 1, 2002, and (ii) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith as amended.

         "Acquisition Properties": shall mean the Oil and Gas Properties and other properties acquired or to be acquired by the Borrower or any Guarantor pursuant to the Acquisition Documents.

         "Administrative Agent": as defined in the preamble to this Agreement.

         "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided that no Person shall be deemed to be an Affiliate of a Person solely by virtue of being a director of such Person.

         "Agents": the collective reference to the Syndication Agent, the Documentation Agents and the Administrative Agent; and for purposes of Section 10 and subsections 11.5 and 11.15, shall include the Senior Managing Agent and the Managing Agents.

         "Aggregate Commitments": a collective reference to the aggregate Commitments of all Lenders.

         "Aggregate Exposure": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the Letter of Credit Outstandings at such time.

         "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "Applicable Margin": for any day with respect to any Type of Loan, the applicable per annum rate set forth below in the column for such Type of Loan and opposite the Total Debt Leverage Ratio in effect on such day:

         At all times when Borrower's senior unsecured long-term debt rating is BBB- or better by S&P and Baa3 or better by Moody's:



                                                              TOTAL DEBT LEVERAGE RATIO

Type of Loan                                   <2.0              2.0< or = to x <3.0            > or = to 3.0
------------                                  -----              -------------------            -------------
ABR Loans                                      0.0%                      0.0%                         0.0%

Eurodollar Loans                               1.0%                    1.125%                        1.25%

Commitment Fee Rate                           0.25%                     0.25%                        0.25%


         At all other times when Borrower's senior unsecured long-term debt rating is BB+ or better by S&P and Ba1 or better by Moody's:



                                                            TOTAL DEBT LEVERAGE RATIO

Type of Loan                                   <2.0            2.0 < or = to x <3.0              > or = to 3.0
------------                                  ------           --------------------              -------------

ABR Loans                                       0.0%                   0.125%                       0.375%

Eurodollar Loans                              1.250%                   1.375%                       1.500%

Commitment Fee Rate                           0.375%                   0.375%                       0.375%

         At all times when Borrower's senior unsecured long-term debt rating is BB or lower (or there is no rating) by S&P or Ba2 or lower (or there is no rating) by Moody's:



                                                            TOTAL DEBT LEVERAGE RATIO


Type of Loan                                   <2.0              2.0< or = to x <3.0             > or = to 3.0
------------                                  ------             -------------------             -------------

ABR Loans                                     0.125%                   0.375%                       0.625%

Eurodollar Loans                              1.375%                   1.625%                       1.875%

Commitment Fee Rate                           0.500%                   0.500%                       0.500%

         For the period from the Closing Date until delivery of financial statements for the fiscal period ending December 31, 2002, the Applicable Margin and Commitment Fee Rate will be based upon the relevant senior unsecured long-term debt rating and a Total Debt Leverage Ratio of greater than or equal to 3.0.

         For purposes of the foregoing, (a) if the Borrower's senior unsecured long-term debt ratings established by Moody's and S&P shall fall within different levels, the applicable level shall be based on the lower of the two ratings; (b) if the Borrower's senior unsecured long-term debt rating established by Moody's and S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by Borrower to the Administrative Agent and the Lenders or otherwise; and (c) any change in the Applicable Margin and Commitment Fee Rate will occur automatically without prior notice upon any change in the Total Debt Leverage Ratio. Each change in the Applicable Margin and Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change to the Applicable Margin and Commitment Fee Rate.

         "Approved Counterparty": (i) any Lender or any Affiliate of a Lender,
(ii) any other Person whose long term senior unsecured long-term debt rating is A-/A3 by S&P or Moody's (or their equivalent) or higher or (iii) with regard to Hedging Agreements in respect of commodities and subject to the conditions set forth therein, any other Person listed on Schedule 1.1(b).

         "Approved Fund": (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Arrangers": J.P. Morgan Securities Inc. and Credit Suisse First Boston and their successors.

         "Assignee": as defined in subsection 11.6(b).

         "Assignment and Acceptance": an assignment and acceptance in substantially the form of Exhibit E, duly completed and executed by the parties thereto.

         "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment or, if the Borrowing Base is then in effect, an amount equal to the lesser of (i) such Lender's Commitment or (ii) such Lender's Commitment Percentage of the then effective Borrowing Base over (b) such Lender's Aggregate Exposure.

         "Base CD Rate": the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate.

         "Board": the Board of Governors of the Federal Reserve System of the United States.

         "Borrower": as defined in the recitals to this Agreement.

         "Borrowing Base": at any time of determination, the amount then in effect as determined in accordance with subsection 4.9.

         "Borrowing Base Deficiency": as defined in subsection 4.10.

         "Borrowing Base Period": (a) initially, the period commencing on the Closing Date and ending on the next succeeding Redetermination Date and (b) thereafter, each period commencing on the day after the last day of the immediately preceding Borrowing Base Period (or if no Borrowing Base had previously been in effect, the day on which a new Borrowing Base becomes effective in accordance with subsection 4.9 following either the Borrower's election to have availability under this Agreement governed by a borrowing base or a change in the Borrower's senior unsecured long-term debt rating) and ending on the next succeeding Redetermination Date.

         "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 or 3.2 as a date on which the Borrower requests the Lenders to make Loans or the Issuing Bank to issue a Letter of Credit hereunder.

         "Business Day": any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

         "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a limited liability company, partnership, joint venture or other Person (other than a corporation).

         "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank (i) having capital and surplus in excess of $500,000,000 or (ii) which has a short-term commercial paper rating which satisfies the requirements set forth in clause (d) below, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued, fully guaranteed or insured by the United States government or any agency thereof, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

         "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

         "Change of Control": the occurrence of any of the following:

                  (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group of related persons (a "Group");

                  (ii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" (as defined above) or Group, other than one or more Designated Persons, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 40% of the aggregate voting power of all classes of Capital Stock of the Borrower having the right to elect directors under ordinary circumstances;

                  (iii) the adoption of a plan relating to the liquidation or dissolution of the Borrower; and

                  (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.

         "CLO": any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

         "Closing Date": the date on which the conditions precedent set forth in subsection 6.1 shall have been satisfied or waived by all Lenders.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment": as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder and participate in Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) the amount set forth opposite such Lender's name on Schedule 1.1(a), as such amount may be changed from time to time in accordance with the provisions of this Agreement and (ii) if a borrowing base is then in effect, such Lender's Commitment Percentage of the then effective Borrowing Base.

         "Commitment Fee Rate": for any day, the applicable per annum rate set forth above under the definition of Applicable Margin.

         "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

         "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

         "Commodity Price Risk Management Agreement": a commodity price risk management or purchase agreement or similar arrangement.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated EBITDAX": with respect to the Borrower, for any period, Consolidated Net Income for that period, plus (a) to the extent deducted from revenues in determining Consolidated Net Income for that period, (i) the aggregate amount of Consolidated Interest Expense for that period,

(ii) the aggregate amount of letter of credit fees paid during that period,
(iii) the aggregate amount of income tax expense for that period and (iv) all amounts attributable to depreciation, depletion, exploration, amortization and other non-cash charges and expenses for that period, minus (b) to the extent included in revenues in determining Consolidated Net Income for that period, all non-cash extraordinary income during that period, in each case determined on a consolidated basis in accordance with GAAP and without duplication of amounts.

         For the purposes of calculating Consolidated EBITDAX for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the covenants set forth in subsection 8.1 and the Total Debt Leverage Ratio for purposes of determining the Applicable Margin and Commitment Fee Rate, (i) if at any time after the first day of such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDAX for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDAX (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period and
(ii) if at any time after the first day of such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.

         "Consolidated Interest Expense": with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for any period, the sum of (i) gross interest expense (including all cash and accrued interest expense) of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis, including to the extent included in interest expense in accordance with GAAP (x) the amortization of debt discounts and (y) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense and
(ii) capitalized interest of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income": for any period, net income of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, provided that "Consolidated Net Income" shall not include (without duplication) any (i) non-cash gains, losses or charges under FAS 133 resulting from the net change in value of the Borrower's (or any Restricted Subsidiary's) mark-to-market portfolio of commodity price risk management activities for that period, (ii) any extraordinary or nonrecurring gain or loss together with any related provision for taxes on such extraordinary or nonrecurring gain or loss and (iii) all non-cash extraordinary expenses.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CSFB": Credit Suisse First Boston, Cayman Island Branch.

         "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Designated Persons": (1) Robert A. Belfer, Renee E. Belfer, Laurence
D. Belfer, Jack Saltz, Richard J. Haas, Robert A. Haas, Eugen von Liechtenstien and Graham Garner, (2) The Robert A. and Renee E. Belfer Family Foundation, Saltz Investment Group LLC, Westport Energy LLC and ERI Investments, Inc., (3) the direct and indirect beneficial owners of the Persons described in clause
(2), (4) the spouses or descendants of such individuals described or listed above, (5) the estates or legal representatives of the individuals described or listed above, (6) trusts created for the benefit of such Persons and (7) entities directly or indirectly owned by any of the preceding Persons.

         "Disqualified Stock": any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than Capital Stock, pursuant to a sinking fund obligation or otherwise, is convertible or is exchangeable for Indebtedness or Disqualified Stock or redeemable for any consideration other than Capital Stock at the option of the holder thereof, in whole or in part on or prior to the date that is ninety-one days after the earlier of (x) the Termination Date or (y) the date on which there are no Loans, Reimbursement Obligations or other obligations hereunder outstanding and the Aggregate Commitments are terminated.

         "Documentation Agents": as defined in the preamble to this Agreement.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Domestic Subsidiary": any Restricted Subsidiary organized under the laws of any jurisdiction within the United States of America (including territories thereof).

         "EBITDAX": with respect to any Unrestricted Subsidiary shall have the same meaning as Consolidated EBITDAX, except as the determination of such applies (including all definitions) to such Unrestricted Subsidiary, mutatis mutandis, and not the Borrower.

         "Environmental Laws": with respect to any Person, any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, having jurisdiction over such Person or its Properties and regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, as has been, is now, or may at any time hereafter be, in effect.

         "Environmental Permits": any and all permits, licenses, registrations, notifications, approvals, exemptions and any other authorization required under any Environmental Law.

         "Equity Interests": Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate per annum for Dollar deposits with a maturity comparable to such Interest Period which appears on the Telerate British Bankers Assoc. Interest

Settlement Rates Page at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if there shall no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page (or such page is not available on the relevant Business Day), the Eurodollar Base Rate shall mean an interest rate per annum equal to the average (rounded upward, if necessary, to the next 1/100th of 1%) of the respective rates per annum notified to the Administrative Agent by each of the Reference Banks as the average of the rates at which Dollar deposits (in an amount comparable to the amount of JPMorgan's Eurodollar Loan to be outstanding during such Interest Period and for a maturity comparable to such Interest Period) are offered to such Reference Bank in immediately available funds by prime banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on Teleratesystem Incorporated (or such other replacement page thereof used to display London interbank offered rates of major banks).

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate

                    1.00 - Eurocurrency Reserve Requirements

         "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Existing Credit Facility": the Credit Agreement dated as of August 21, 2002 among the Borrower, the Administrative Agent and others as lenders and agents as amended, supplemented or waived.

         "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it in good faith.

         "Foreign Subsidiary": any Restricted Subsidiary which is organized and existing under the laws of any jurisdiction outside of the United States of America.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time; provided that for purposes of determining compliance with the covenants contained in Section 8, "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof and applied on a basis consistent with the application used in the financial statements referred to in subsection 5.1; provided further that if changes are made to or required by GAAP which materially alter the calculations required under subsection 8.1 hereof, the Borrower may request that the Administrative Agent and the Required Lenders amend such subsection to reflect such changes in GAAP and to apply such new accounting principles in the preparation of its subsequent financial statements and the parties hereto agree to negotiate in good faith to amend such subsections to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such amendment shall have been executed.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, and any securities exchange or self-regulatory organization.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guarantors": each of the Restricted Subsidiaries which is a party to the Subsidiary Guarantee on the Closing Date or which becomes a party thereto pursuant to subsection 7.9(c), in each case unless and until released in accordance with the terms hereof or thereof.

         "Hedging Agreement": any Interest Rate Protection Agreement, Commodity Price Risk Management Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Hydrocarbon Interests": all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, farm-outs, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

         "Hydrocarbons": oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

         "Indebtedness": of any Person at any date (without duplication) (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued current liabilities incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of letters of credit and acceptances issued or created for the account of such Person, (e) all obligations of such Person under Hedging Agreements, (f) all obligations of others of the type referred to in clauses (a) through (e) above and which are secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, except that the amount of any nonrecourse obligation shall be deemed to be the lesser of the value of the property securing such obligation and the amount of such obligation so secured and (g) all Guarantee Obligations with respect to the items described in clauses (a) through (e) above; provided that, for purposes of calculating the covenants set forth in subsection 8.1 and the Total Debt Leverage Ratio for purposes of determining the Applicable Margin and the Commitment Fee Rate, "Indebtedness" shall exclude obligations of the type referred to in clause (e) above; and provided further that any application of FAS 133 which would have the effect of increasing or decreasing the principal amount of any obligation for borrowed money or other indebtedness under clauses (a) or (b) shall be disregarded.

         "indemnified liabilities": subsection 11.5.

         "Indemnitee": subsection 11.5.

         "Initial Reserve Report": (i) the Reserve Reports of the Borrower dated as of July 19, 2002 and October 1, 2002 evaluating certain Oil and Gas Properties of the Borrower and the Guarantors as of July 1, 2002 and October 1, 2002, respectively, (ii) the Reserve Report of Ryder Scott Company, L.P. dated January 29, 2002 evaluating certain Oil and Gas Properties of the Borrower and the Guarantors as of December 31, 2001, and (iii) the Reserve Report of the Borrower of the Acquisition Properties dated November 25, 2002, which report was audited by Ryder Scott Company, L.P., evaluating the Acquisition Properties as of October 1, 2002.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Intellectual Property": as defined in subsection 5.9.

         "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, commencing December 31, 2002, and the Termination Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

         "Interest Period": with respect to any Eurodollar Loan:

                  (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, to the extent available to all Lenders, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, to the extent available to all Lenders, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 a.m. New York City time on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (3) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "Interest Rate Protection Agreement": an interest rate swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under specific contingencies.

         "Investments": as defined in subsection 8.8.

         "Issuing Bank": JPMorgan or any of its respective Affiliates, in its capacity as issuer of a Letter of Credit hereunder.

         "JPMorgan": JPMorgan Chase Bank.

         "L/C Application": as defined in subsection 3.2.

         "L/C Commitment": the Issuing Bank's obligation to issue Letters of Credit pursuant to Section 3 of this Agreement.

         "Lenders": as defined in the preamble to this Agreement.

         "Letter of Credit Outstandings": at any time, the sum of (a) the aggregate amount available for drawing under Letters of Credit then outstanding and (b) the aggregate amount of Reimbursement Obligations at such time.

         "Letters of Credit": as defined in subsection 3.1(a).

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

         "Loan": as defined in subsection 2.1(a).

         "Loan Documents": this Agreement, the Notes, the Pledge Agreement, the Subsidiary Guarantee, the L/C Applications, and, if applicable, the Mortgages.

         "Loan Parties": the Borrower, the Guarantors and the Pledgors.

         "Managing Agents": as defined in the preamble to this Agreement.

         "Material Acquisition": any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration (including, without limitation, the issuance of Equity Interests of the Borrower) by the Borrower and its Restricted Subsidiaries in excess of $25,000,000.

         "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their material obligations under the Loan Documents taken as a whole or (c) the validity or enforceability of this or any of the other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder.

         "Material Disposition": any sale, transfer or other disposition of Property or series of related sales, transfers or other dispositions of Property that yields gross proceeds to the Borrower or any Restricted Subsidiaries in excess of $25,000,000.

         "Material Domestic Subsidiary": as of any date, any Domestic Subsidiary
(i) that is a Wholly-Owned Restricted Subsidiary and (ii) that, together with its Restricted Subsidiaries, owns assets having a fair market value of $5,000,000 or more.

         "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials, or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos or asbestos containing material, polychlorinated biphenyls, urea-formaldehyde insulation, and any other substance that is regulated pursuant to or could give rise to liability under any Environmental Law.

         "Moody's": Moody's Investors Service, Inc.

         "Mortgage": as defined in subsection 7.14.

         "Mortgaged Property": as defined in subsection 7.14.

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "97 Indenture": the Indenture, dated as of September 23, 1997, by and among the Borrower (formerly known as Belco Oil & Gas Corp.), the subsidiary guarantors parties thereto and The Bank of New York, as trustee, pursuant to which the 97 Senior Subordinated Notes were issued, as supplemented by the Supplemental Indenture dated as of February 25, 1998, the Second Supplemental Indenture dated as of August 21, 2001, the Third Supplemental Indenture dated as of December 31, 2001 and the Fourth Supplemental Indenture dated as of December 17, 2002.

         "97 Senior Subordinated Notes": the 8-7/8% senior subordinated notes of the Borrower (formerly known as Belco Oil & Gas Corp.) due 2007, issued pursuant to the 97 Indenture.

         "Non-Excluded Taxes": as defined in subsection 4.13(a).

         "Non-Recourse Debt": Indebtedness (i) as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time, or both) any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Borrower or its Restricted Subsidiaries.

         "Non-U.S. Lender": as defined in subsection 4.13(b).

         "Note": as defined in subsection 2.3(e).

         "01 Indenture": the Indenture dated as of November 5, 2001, by and among the Borrower, the subsidiary guarantors from time to time parties thereto and The Bank of New York, as trustee, pursuant to which the 01 Senior Subordinated Notes and the 02 Senior Subordinated Notes were or will be issued, as supplemented by the First Supplemental Indenture dated as of December 31, 2001 and the Second Supplemental Indenture dated as of December 17, 2002.

         "01 Senior Subordinated Notes": the $275,000,000 8 1/4% senior subordinated notes of the Borrower due 2011, issued pursuant to the 01 Indenture on November 5, 2001.

         "02 Senior Subordinated Notes": the additional 8 1/4% senior subordinated notes of the Borrower due 2011, issued or to be issued pursuant to the 01 Indenture prior to the initial redetermination of the Borrowing Base.

         "Oil and Gas Business": (a) the acquisition, exploration, exploitation, development, operation and disposition of interests in Oil and Gas Properties and Hydrocarbons, including the acquisition, ownership and disposition of interests in Persons engaged in the Oil and Gas Business;

(b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or Properties, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons; (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of Hydrocarbons; (d) any business relating to oilfield sales and service, and (e) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (d) of this definition.

         "Oil and Gas Properties": Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all pipelines, gathering lines, compression facilities, tanks and processing plants; all interests held in royalty trusts whether presently existing or hereafter created; all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or Property and including any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; all oil, gas and mineral leasehold and fee interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil payments, production payments, carried interests and any and all other interests in Hydrocarbons; in each case whether now owned or hereafter acquired directly or indirectly.

         "Participant": as defined in subsection 11.6(c).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Business Acquisition": the formation of a new Subsidiary or any acquisition of all or substantially all the assets of, or of all Equity Interests in, a Person or division or line of business of a Person, if: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) such acquired or newly formed corporation, partnership, association or other business entity shall be a Restricted Subsidiary and all of the Equity Interests of such acquired or newly formed Person are owned directly by the Borrower or a Domestic Wholly-Owned Restricted Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under subsection 7.9 shall have been taken, (c) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in subsection 8.1 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer to such effect, together with all relevant financial information for such Person or assets and (d) any acquired or newly formed Subsidiary shall not have (except for Indebtedness and Guarantee Obligations permitted by subsections 8.2 and 8.4) any liabilities

(contingent or otherwise), including, without limitation, liabilities under Environmental Laws and liabilities with respect to any Plan, that could reasonably be expected to have a Material Adverse Effect and the Borrower shall have delivered to the Administrative Agent a certificate, signed by a Responsible Officer, that to the best of such officer's knowledge, no such liabilities exist.

         "Permitted Business Investments": investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing, storing, treating, selling or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, the entry into or acquisition of operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, and investments and expenditures in connection therewith; provided that an investment in Equity Interests in a Person shall not constitute a Permitted Business Investment.

         "Permitted Subordinated Refinancing Debt": Indebtedness of the Borrower (and Guarantee Obligations of the Guarantors in respect thereof) issued in exchange for, or the net proceeds of which are used to refinance, replace, defease or refund, any Subordinated Indebtedness; provided that (a) the principal amount of such Permitted Subordinated Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness so refinanced, replaced, defeased or refunded, plus the amount of premiums, prepayment penalties and other amounts required to be paid in connection therewith and the reasonable and customary fees and expenses incurred in connection therewith, (b) the subordination provisions in such Permitted Subordinated Refinancing Debt are either (i) no less favorable to the Lenders than the subordination provisions contained in the Subordinated Indebtedness being refinanced, replaced, defeased or refunded or (ii) substantially identical to the subordination provisions contained in the 97 Indenture or the 01 Indenture, (c) the interest rate on such Permitted Subordinated Refinancing Debt is no higher than the interest rate on the Subordinated Indebtedness being refinanced, replaced, defeased or refunded, and (d) the timing and amounts of principal repayments (including any sinking fund therefor) on, and final maturity of, such Permitted Subordinated Refinancing Debt are no sooner and greater, respectively, than the timing and amounts of principal repayments under, and final maturity of, the Subordinated Indebtedness being refinanced, replaced, defeased or refunded.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan which is subject to Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement": the Pledge Agreement, to be executed and delivered on the date hereof by each of the Pledgors, substantially in the form of Exhibit B-1, as amended, modified or supplemented from time to time pursuant to subsection 7.9 or otherwise.

         "Pledged Securities": as defined in the Pledge Agreement.

         "Pledged Stock": as defined in the Pledge Agreement.

         "Pledgors": the Borrower and each of its Restricted Subsidiaries which is a party to the Pledge Agreement on the Closing Date or which becomes a party to a pledge agreement pursuant to subsection 7.9, in each case unless and until released in accordance with the terms hereof or thereof.

         "Prime Rate": the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan in connection with extensions of credit to debtors).

         "Properties": any kind of facility, fixture, property or asset, whether real, personal or mixed, or tangible or intangible owned, leased or operated by the Borrower or any Restricted Subsidiary.

         "Proved Reserves": the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that adequate geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from proved reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

         "PV": as of any April 30 or October 31, the calculation of the present value of future cash flows from Proved Reserves utilizing, at the Borrower's discretion, either (i) the average of the Agents' customary discount rate and price deck as of such date or (ii) the average of the five-year strip for crude oil (WTI) and natural gas (Henry Hub), in each case quoted on the New York Mercantile Exchange (or its successor), as of such date of determination and a 10% discount rate from the Oil and Gas Properties comprising the Borrowing Base (as adjusted for basis differentials) based upon the most recently delivered Reserve Report. For purposes of calculating the PV, a minimum of 70% of the PV value will be required to be contributed by proved developed producing reserves and the PV under either clauses (i) or (ii) shall be adjusted to give effect to the Borrower's Commodity Price Risk Management Agreements then in effect. PV as of any date other than April 30 or October 31 shall mean the PV as of the most recent April 30 or October 31.

         "Redetermination Date": each date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in subsection 4.9.

         "Redetermination Notice": a notice from the Borrower or the Administrative Agent under subsection 4.9(d) to the other party requesting that the Agents and the Supermajority Lenders redetermine the Borrowing Base.

         "Reference Banks": four major banks in the London interbank market selected by the Administrative Agent in good faith.

         "Register": as defined in subsection 11.6(b)(iv).

         "Regulation U": Regulation U of the Board as in effect from time to time.

         "Reimbursement Obligations": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 3.5 for amounts drawn under Letters of Credit issued by the Issuing Bank in accordance with the terms of this Agreement and the related L/C Applications.

         "Related Parties": with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under regulations issued by the PBGC.

         "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate greater than 50%.

         "Requirement of Law": as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Reserve Report": a report prepared by the Borrower in form and with attachments consistent with the Initial Reserve Report with respect to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries and, for any reserve report dated as of January 1, audited by Miller & Lents, Ltd., Ryder Scott Company, Netherland, Sewell & Associates, Inc. or another independent engineering firm selected by the Borrower and reasonably acceptable to the Administrative Agent. Each Reserve Report shall be certified as materially accurate by a Responsible Officer of the Borrower.

         "Responsible Officer": of any Loan Party, the chief executive officer, the president or any vice president of such Loan Party or, with respect to financial matters, the chief financial officer or treasurer of such Loan Party and, in either case, any other officer having substantially similar authority.

         "Restricted Payments": as defined in subsection 8.7.

         "Restricted Subsidiaries": the collective reference to any direct or indirect Subsidiary of the Borrower that is not an Unrestricted Subsidiary under this Agreement.

         "S&P": Standard and Poor's Ratings Group.

         "Senior Debt": as of any date of determination, all Indebtedness other than Subordinated Indebtedness of the Borrower and the Restricted Subsidiaries on a consolidated basis.

         "Senior Managing Agent": as defined in the preamble to this Agreement.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent": with respect to any Person at any time, a condition under which (a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time and

(b) such Person is able to pay all of its liabilities as such liabilities mature. For purposes of this definition: (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability, (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

         "Subordinated Indebtedness": the 97 Senior Subordinated Notes, the 01 Senior Subordinated Notes, the 02 Senior Subordinated Notes, any other Indebtedness of the Borrower contractually subordinated to the prior payment in full of the Loans, Reimbursement Obligations and any other obligations hereunder either in a manner reasonably acceptable to the Required Lenders as evidenced by their written approval or on terms substantially identical to those contained in the 97 Indenture or the 01 Indenture and any Permitted Subordinated Refinancing Debt in respect of any of the foregoing.

         "Subordinated Note Documents": the collective reference to 97 Senior Subordinated Notes, the 01 Senior Subordinated Notes, the 02 Senior Subordinated Notes, the 97 Indenture, the 01 Indenture and each agreement, instrument and document delivered in connection therewith or relating thereto or any other Subordinated Indebtedness and any amendments, supplements or waivers thereof permitted by subsection 8.9.

         "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which more than 50% of the total voting power of shares of stock or other equity ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to vote in the election of directors, a managing general partner, or majority of general partners or other managers or trustees thereof, is at the time owned or controlled, directly or indirectly by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to any direct or indirect Subsidiary or Subsidiaries of the Borrower.

         "Subsidiary Guarantee": the Subsidiary Guarantee, to be executed and delivered on the date hereof by each of the Guarantors, substantially in the form of Exhibit B-2, as amended, modified or supplemented from time to time pursuant to subsection 7.9 or otherwise.

         "Supermajority Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 66-2/3%.

         "Syndication Agent": as defined in the preamble to this Agreement.

         "Termination Date": December 16, 2006.

         "Three-Month Secondary CD Rate": for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it in good faith.

         "Total Debt": as of any date of determination, all Indebtedness of the Borrower and the Restricted Subsidiaries on a consolidated basis.

         "Total Debt Leverage Ratio": as of any date of determination, the ratio of Total Debt as of such date of determination (including any Indebtedness proposed to be incurred on such date of determination and the use of proceeds thereof) to (b) Consolidated EBITDAX as of the last day of the most recently ended period of four consecutive fiscal quarters preceding such date of determination for which financial statements under subsection 7.1(a) or 7.1(b) are available.

         "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

         "Transferee": as defined in subsection 11.6(d).

         "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

         "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, replaced or superceded from time to time.

         "Unrestricted Subsidiary": (i) each Subsidiary listed on Schedule 5.15 hereof and designated an "Unrestricted Subsidiary", so long as such Subsidiary satisfies the requirements of an Unrestricted Subsidiary set forth in the proviso below, (ii) any Subsidiary of the Borrower which at the time of determination shall be an Unrestricted Subsidiary (as designated by the board of directors of the Borrower, as provided below) and (iii) any Subsidiary of an Unrestricted Subsidiary; provided, that the board of directors of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary or the Borrower may designate a Subsidiary as an Unrestricted Subsidiary on Schedule
5.15 hereof only if (a) such Subsidiary does not own or hold any Lien on any Property of any other Subsidiary of the Borrower which is not a Subsidiary of the Subsidiary to be so designated an "Unrestricted Subsidiary"; (b) all the Indebtedness of such Subsidiary shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt; (c) the Borrower certifies that such designation complies with the limitations of the covenants contained in subsection 8.8 and subsection 8.17; (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Borrower and its Subsidiaries; (e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interests in, and has no Investments in, the Borrower or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary with terms substantially less favorable to the Borrower or such Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Borrower. After the Closing Date, any such designation by the board of directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a resolution of the board of directors of the Borrower giving effect to such designation and a certificate of a Responsible Officer certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

         "Wholly-Owned Restricted Subsidiary": a Restricted Subsidiary of the Borrower, all of the outstanding Equity Interests of which (other than directors' qualifying shares) are owned, directly or indirectly, by the Borrower or one or more other Wholly-Owned Restricted Subsidiaries of the Borrower.

         1.2 Other Definitional Provisions.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in any Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower or any Subsidiary not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. References in this Agreement or any other Loan Document to financial statements shall be deemed to include all related schedules and notes thereto.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) References in this Agreement or any other Loan Document to knowledge of any Loan Party of events or circumstances shall be deemed to refer to events or circumstances of which a Responsible Officer has actual knowledge or through the use of reasonable and customary diligence should have had knowledge.

         (f) For purposes of this Agreement, references to the ratings of either S&P or Moody's are the references to their ratings levels as in effect on the date hereof. If the rating system of either Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the references in the definitions of this Agreement, including the definitions of "Approved Counterparty" and "Applicable Margin", and subsections 4.9(a), 7.14, 8.1, 8.7(c) and 8.9(a) to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and Commitment Fee Rate and the rights and obligations of the parties under such subsections shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                                    SECTION 2
                         AMOUNT AND TERMS OF COMMITMENTS

         2.1 Commitments.

                  (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment, provided that no Lender shall make any Loans if the sum of such Lender's Loans and Commitment Percentage of Letter of Credit Outstandings (in each case, after giving effect to the Loans requested to be made and the Letters of Credit requested to be issued on such date) exceeds (i) if the Borrowing Base is in effect on the date such Loan is to be made, the lesser of (x) such Lender's Commitment and (y) such Lender's Commitment Percentage of the Borrowing Base then in effect or (ii) if the Borrowing Base is not in effect on the date such Loan is to be made, such Lender's Commitment. During the Commitment Period, the Borrower may use the Aggregate Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Loans may from time to time be (i) Eurodollar Loans,
(ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2, 4.3 or 4.4, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

         2.2 Procedure for Borrowing. The Borrower may borrow under the Aggregate Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans initially are to be Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Aggregate Commitments shall be in an amount consistent with the requirements set forth in subsection 4.4. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 12:00 (noon), New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower no later than 2:00 p.m. New York City time by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3 Repayment of Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Closing Date to but not including the date the Loans are paid in full at the rates per annum, and on the dates, set forth in subsection 4.1.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(b)(iii), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) On the Closing Date and on any later date on which an assignment under subsection 11.6 occurs, the Borrower will execute and deliver to each Lender a promissory note in an aggregate principal amount equal to the Commitment of such Lender as then in effect, substantially in the form of Exhibit A, with appropriate insertions as to date (each a "Note").

                                    SECTION 3
                                LETTERS OF CREDIT


         3.1 The L/C Commitment.

                  (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.4, agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower or any Restricted Subsidiary on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance and after giving effect to any Loans requested to be made or Letters of Credit requested to be issued on such date: (i) the Letter of Credit Outstandings would exceed $200,000,000 or (ii) the sum of the Loans and Letter of Credit Outstandings would exceed (A) if the Borrowing Base is in effect on the date such Letter of Credit is to be issued, the lesser of (x) the Aggregate Commitments and (y) the Borrowing Base then in effect or (B) if the Borrowing Base is not in effect on the date such Letter of Credit is to be issued, the Aggregate Commitments.

         Each Letter of Credit shall (i) be issued to support obligations of the Borrower or any of its Restricted Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Borrower and its Restricted Subsidiaries, and (ii) expire no later than the earlier of (x) one year after the date of issuance and (y) five Business Days prior to the Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the extension thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Each Letter of Credit shall be denominated in Dollars.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any other Lender to exceed any limits imposed by, any applicable Requirement of Law.

         3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank and the Administrative Agent at their respective addresses for notices specified herein a letter of credit application in the Issuing Bank's then customary form (an "L/C Application") completed to the satisfaction of the Issuing Bank and such other certificates, documents and other papers and information as may be customary and as the Issuing Bank may reasonably request. Upon receipt of any L/C Application, the Issuing Bank will process such L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Issuing Bank of confirmation from the Administrative Agent that issuance of such Letter of Credit will not contravene subsection 3.1, the Issuing Bank shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the L/C Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof, and, thereafter, the Administrative Agent shall promptly furnish a copy thereof to the Lenders.

         3.3 Fees, Commissions and Other Charges.

                  (a) The Borrower shall pay to the Administrative Agent, for the account of (i) the Issuing Bank and the Lenders, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date such Letter of Credit is issued to the date upon which the next payment is due under this subsection (and, thereafter, from the date of payment under this subsection to the date upon which the next payment is due under this subsection) at the rate per annum equal to the Applicable Margin in effect from time to time for Eurodollar Loans of the daily aggregate amount available to be drawn under such Letter of Credit for the period covered by clause (i) above during such period, and (ii) the Issuing Bank, a letter of credit commission with respect to each Letter of Credit in an amount equal to the greater of (A) 0.125% per annum of the stated amount of such Letter of Credit and (B) $500. The letter of credit commissions payable pursuant to clause (i) above shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing December 31, 2002, and on the Termination Date. The letter of credit commissions payable pursuant to clause (ii) above shall be payable on the date of issuance and on each anniversary of such date for so long as such Letter of Credit is outstanding.

                  (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending, negotiating or otherwise administering any Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

         3.4 L/C Participations.

                  (a) Effective on the date of issuance of each Letter of Credit, the Issuing Bank irrevocably agrees to grant and hereby grants to each Lender, and each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such Lender's own account and risk an undivided interest equal to such Lender's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued by the Issuing Bank and the amount of each draft paid by the Issuing Bank thereunder. Each Lender unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Lender shall pay to the Administrative Agent, for the account of the Issuing Bank, upon demand at the Administrative Agent's address specified in subsection 11.2, an amount equal to such Lender's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. On the date that any Assignee becomes a Lender party to this Agreement in accordance with subsection 11.6, participating interests in any outstanding Letters of Credit held by the transferor Lender from which such Assignee acquired its interest hereunder shall be proportionately reallocated between such Assignee and such transferor Lender. Each Lender hereby agrees that its obligation to participate in each Letter of Credit, and to pay or to reimburse the Issuing Bank for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

                  (b) If any amount required to be paid by any Lender to the Issuing Bank pursuant to subsection 3.4(a) is paid to the Issuing Bank within three Business Days after the date such payment is due, such Lender shall pay to the Administrative Agent, for the account of the Issuing Bank, on demand, an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such draft is paid to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to subsection 3.4(a) is not in fact made available to the Administrative Agent, for the account of the Issuing Bank, within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Bank has paid a draft under any Letter of Credit and has received from any Lender its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Bank receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Issuing Bank will pay to the Administrative Agent, for the account of such Lender, its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such Lender shall return to the Administrative Agent for the account of the Issuing Bank, the portion thereof previously distributed to it.

         3.5 Reimbursement Obligation of the Borrower. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall notify the Borrower and the Administrative Agent of the date and the amount thereof. The Borrower agrees to reimburse the Issuing Bank (whether with its own funds or, subject to the limitations on amounts set forth in subsection 2.2, with proceeds of the Loans) on each date on which the Issuing Bank pays a draft so presented under any Letter of Credit for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date of payment of the applicable draft until payment in full thereof, (x) for the period commencing on the date of payment of the applicable draft to the date which is three days thereafter, at the ABR plus the Applicable Margin for ABR Loans and (y) thereafter, at the ABR plus the Applicable Margin for ABR Loans plus 2%.

         3.6 Obligations Absolute.

                  (a) The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any other Person may have or have had against the Issuing Bank or any other Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, including, without limitation, Article V thereof, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

                  (b) Without limiting the generality of the foregoing, it is expressly agreed that the absolute and unconditional nature of the Borrower's obligations under this Section 3 to reimburse the Issuing Bank for each drawing under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

         3.7 Letter of Credit Payments. Without limitation of subsection 3.6, the responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         3.8 L/C Applications. To the extent that any provision of any L/C Application, including any reimbursement provisions contained therein, related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall prevail.

                                    SECTION 4
                               GENERAL PROVISIONS


         4.1 Interest Rates and Payment Dates.

                  (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin in effect on such day.

                  (b) Each ABR Loan shall bear interest for each day such Loan is outstanding at a rate per annum equal to the ABR in effect on such day plus the Applicable Margin in effect on such day.

                  (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the ABR plus the effective Applicable Margin plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to subsection 4.1(c) shall be payable from time to time on demand.

         4.2 Computation of Interest and Fees.

                  (a) Fees and interest, in the case of ABR Loans calculated on the basis of the Prime Rate, shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR (as a result of any change in the Prime Rate or the Federal Funds Effective Rate or any component of the Three-Month Secondary CD Rate) or the Eurodollar Rate (as a result of any change in the Eurocurrency Reserve Requirements) shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations and calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.2(a).

         4.3 Conversion and Continuation Options.

                  (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time), provided that any such conversion of Eurodollar Loans is subject to the terms of subsection 4.14. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time) of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with clause
(ii) of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

         4.4 Minimum Amounts; Maximum Number of Tranches. Each borrowing under the Aggregate Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof. All conversions into and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. In no event shall there be more than eight Eurodollar Tranches outstanding at any time.

         4.5 Prepayments and Commitment Reductions.

                  (a) The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, by giving irrevocable notice to the Administrative Agent, in the case of prepayments of ABR Loans, not later than 11:00 a.m., New York City time on the date of prepayment, and in the case of prepayments of Eurodollar Loans, not later than 11:00 a.m., New York City time on the date three Business Days prior to the date of prepayment, in each case specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if of a combination thereof, the amount allocable to each; provided that any prepayment of a Eurodollar Loan is subject to the terms of subsection 4.14 hereof. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with all interest accrued and unpaid on such amount and any amounts payable pursuant to subsection 4.14. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; provided that if outstanding principal amount of a Loan is less than $500,000, the Borrower may prepay the full amount of such Loan.

                  (b) Subject to subsection 4.5(c), the Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Aggregate Commitments or, from time to time, to reduce the amount of the Aggregate Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Aggregate Commitments then in effect. Termination of the Aggregate Commitments shall also terminate the obligation of the Issuing Bank to issue Letters of Credit.

                  (c) In the event of any termination of the Aggregate Commitments, the Borrower shall on the date of such termination repay or prepay all of its outstanding Loans (together with accrued and unpaid interest on the Loans so prepaid), reduce the Letter of Credit Outstandings to zero and cause all Letters of Credit to be canceled and returned to the Issuing Bank (or shall cash collateralize the Letter of Credit Outstandings on terms and pursuant to documentation reasonably satisfactory to the Issuing Bank and the Administrative Agent). In the event of any partial reduction of the Aggregate Commitments, then
(i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Lenders of the Aggregate Exposure of all the Lenders and (ii) if the Aggregate Exposure of all the Lenders would exceed the Aggregate

Commitments after giving effect to such reduction, then, prior to giving effect to such reduction, the Borrower shall, on the date of such reduction, first, repay or prepay Loans (together with accrued and unpaid interest on the Loans) and, second, reduce the Letter of Credit Outstandings (or cash collateralize the Letter of Credit Outstandings on terms and pursuant to documentation reasonably satisfactory to the Issuing Bank and the Administrative Agent), in an aggregate amount sufficient to eliminate such excess.

                  (d) In the event of a Borrowing Base Deficiency, the Loans shall be repaid, and the Letter of Credit Outstandings shall be reduced or cash collateralized, to the extent required by and in accordance with subsection 4.10.

                  (e) (i) In the event the amount of any prepayment of the Loans required to be made above shall exceed the aggregate principal amount of the outstanding ABR Loans (the amount of any such excess being called the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with, and (ii) in the event that Letter of Credit Outstandings are required to be cash collateralized, the Borrower shall deposit an amount equal to the aggregate amount of Letter of Credit Outstandings to be cash collateralized with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent for the ratable benefit of the Lenders. Any amounts so deposited shall be held by the Administrative Agent as collateral for the obligations of the Borrower under this Agreement and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto or to the payment of reimbursement obligations with respect to Letter of Credit Outstandings, as the case may be, or, during an Event of Default, to payment of any obligations under this Agreement (including obligations in respect of the Letters of Credit). On any Business Day on which
(i) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this subsection 4.5(e) and (ii) the Borrower shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Cash Equivalent specified in such request, the Administrative Agent shall use its reasonable efforts to invest such remaining collected amounts in such Cash Equivalent, provided, however, that the Administrative Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Cash Equivalent shall mature after the end of the Interest Period (or the expiry date of the Letter of Credit) for which it is to be applied. The Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon and Letter of Credit Outstandings are paid in full (or such Letters of Credit have expired) or if a Default or Event of Default then exists or would result. Any prepayment or collateralization pursuant to this subsection 4.5(e) shall be applied in the order set forth in clause (ii) of the second sentence of subsection 4.5(c).

         4.6 Commitment Fee; Administrative Agent's Fee; Other Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including, for each Lender, the Closing Date to but not including the Termination Date, computed at the Commitment Fee Rate per annum on the average daily amount of the Available Commitment of such Lender, during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and

December (commencing on December 31, 2002) and on the Termination Date or such earlier date as the Aggregate Commitments shall terminate as provided herein. Commitment fees shall be nonrefundable when paid.

                  (b) The Borrower shall pay to the Administrative Agent the fees set forth in the Administrative Agent's fee letter agreement, dated as of November 21, 2002, among the Borrower, JPMorgan and J.P. Morgan Securities Inc., on the dates specified therein.

         4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted on the last day of their current Interest Period to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

         4.8 Pro Rata Treatment and Payments.

                  (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Aggregate Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Subject to clause (1) of the proviso in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its

Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans plus the then Applicable Margin (if any) hereunder, on demand, from the Borrower.

         4.9 Application and Computation of Borrowing Base.

                  (a) If either (i) the Borrower's senior unsecured long-term debt rating is BB or less (or there is no rating) by S&P or Ba2 or less (or there is no rating) by Moody's, or (ii) the Borrower has otherwise elected in accordance with subsection 4.9(f) to have availability under this Agreement governed by a borrowing base as contemplated in subsections 4.9(b) and 4.10, then availability under this Agreement shall be equal to the lesser of the Aggregate Commitments or the then effective Borrowing Base. If the Borrower's senior unsecured long-term debt rating is BB+ or better by S&P and Ba1 or better by Moody's, then (unless the Borrower has elected in accordance with subsection 4.9(f) to have availability under this Agreement governed by a Borrowing Base) no Borrowing Base shall be in effect and availability under this Agreement shall equal the Aggregate Commitments.

                  (b) If the Borrowing Base is then applicable to govern availability under this Agreement, the Borrowing Base in effect during such period shall represent the maximum principal amount (subject to the Aggregate Commitments) of Loans and Letter of Credit Outstandings that the Lenders will allow to remain outstanding during the Commitment Period. The Borrowing Base shall be determined in accordance with this subsection 4.9, subject to interim adjustment or redetermination under subsection 4.9(g), subsection 6.1(m), subsection 7.13(c), subsection 8.2(i) and subsection 8.6(f). The Borrowing Base will be based upon the value of certain Proved Reserves attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and other assets of the Borrower and its Restricted Subsidiaries acceptable to the Agents in their sole discretion, and will be determined by the Agents in accordance with subsection 4.9(d), subject to approval by the Supermajority Lenders. During the period from and after the Closing Date until the first Redetermination Date, but subject to interim adjustment or redetermination under subsection 4.9(g), subsection 6.1(m), subsection 7.13(c), subsection 8.2(i) and subsection 8.6(f), the amount of the Borrowing Base shall be $500,000,000.

                  (c) Whether or not availability under this Agreement is to be governed by a Borrowing Base, prior to April 30 and October 31 of each year (commencing April 30, 2003), the Borrower shall furnish to the Agents and to each Lender a Reserve Report, which Reserve Report shall be dated as of the immediately preceding January 1 (in the case of the Reserve Report due on April
30) and July 1 (in the case of the Reserve Report due on October 31), and shall set forth, among other things, (i) all of the Oil and Gas Properties then owned by the Borrower and its

Restricted Subsidiaries (identifying, if applicable, those Oil and Gas Properties, if any, then classified as Mortgaged Properties), (ii) the Proved Reserves attributable to such Oil and Gas Properties and (iii) a projection of the rate of production and net income of the Proved Reserves as of the date of such Reserve Report, all in accordance with the guidelines published by the Securities and Exchange Commission and such assumptions as the Agents shall provide. Concurrently with the delivery of each Reserve Report, the Borrower shall furnish to the Agents and to each Lender a certificate of a Responsible Officer showing any additions to or deletions from the Oil and Gas Properties listed in the Reserve Report, which additions or deletions were made by the Borrower and its Restricted Subsidiaries since the date of the previous Reserve Report.

                  (d) If availability under this Agreement is to be governed by a borrowing base as provided by subsection 4.9(a) or the Borrower has given the Agents and the Lenders a notice electing to have availability under this Agreement governed by a borrowing base under subsection 4.9(f), the Borrowing Base shall be re-determined in the manner set forth in this subsection 4.9: (i) after receipt by the Agents of each scheduled Reserve Report, (ii) upon the delivery of a Redetermination Notice by either the Borrower or the Administrative Agent (in its discretion or at the request of the Required Lenders) to the other party, provided no more than one such notice may be delivered by either party during any period of 12 consecutive months (upon delivery of a Redetermination Notice by either party, the Borrower shall deliver to the Agents a Reserve Report dated as of the most recent date practicable) and
(iii) upon any change in the Borrower's senior unsecured long-term debt rating which results in availability under this Agreement being subject to a borrowing base as required by subsection 4.9(a). In the case of a redetermination under clause (iii) of this paragraph, the Agents shall utilize the Reserve Report most recently delivered under subsection 4.9(c), with any such adjustments and taking into account any additional information as the Agents may deem appropriate, in their sole discretion.

         On or before the date which is: (i) 30 days after receipt of a scheduled semi-annual Reserve Report, (ii) 30 days after receipt of a Reserve Report in connection with a Redetermination Notice or (iii) as soon as practicable, but in no event later than 30 days after any change in the Borrower's senior unsecured long-term debt rating which results in availability under this Agreement being subject to a borrowing base as required by subsection 4.9(a), the Agents shall evaluate the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries and propose to the Borrower and the Lenders a new Borrowing Base. Within 10 days after receipt from the Agents of their proposal, each Lender shall notify the Administrative Agent stating whether or not such Lender agrees with that proposal. Failure of any Lender to give such notice within such period of time shall be deemed to constitute an acceptance of such proposal. If the Supermajority Lenders agree with that proposal, then the Administrative Agent promptly shall notify the Borrower and the Lenders of the Borrowing Base as so re-determined. If the Supermajority Lenders have not approved or are not deemed to have approved the Borrowing Base within the 10 day period following their receipt of the proposed amount, the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Supermajority Lenders and such amount shall then become the Borrowing Base. Upon such approval, the Administrative Agent promptly shall notify the Borrower and the Lenders of the Borrowing Base as so re-determined. Each re-determination provided for by this subsection 4.9(d) shall be made in accordance with the provisions of subsection 4.9(e). It is the intention of the Borrower and the Lenders that the Borrowing Base be redetermined within 45 days after the furnishing of each Reserve Report in the case of clauses (i) and (ii) of this paragraph and within 30 days after the change in the Borrower's senior unsecured long-term debt rating(s) under clause (iii) of this paragraph, subject to the provisions of this subsection 4.9(d).

                  (e) (i) All determinations and re-determinations by the Agents provided for in this subsection 4.9 (and any determinations and decisions by either or both of the Agents and the Supermajority Lenders in connection therewith, including effecting any re-determination of the value of any component contained in a Reserve Report) shall be made by the Agents and the Lenders in their sole discretion and shall be made on a reasonable basis and in good faith based upon the application by the Agents and the Lenders of their respective normal oil and gas lending criteria as they exist at the time of determination.

                  (ii) All re-determinations in the Borrowing Base referred to in this subsection 4.9 shall become effective immediately upon the delivery of notice by the Administrative Agent to the Borrower and the Lenders of the approval or deemed approval of an amount proposed as the new Borrowing Base, and shall remain effective until the Borrowing Base is again re-determined as provided in subsection 4.9(d), subject to interim adjustments or redeterminations as contemplated by this Agreement or availability under this Agreement shall not be governed by a borrowing base as contemplated by subsection 4.9(a).

                  (f) If availability under this Agreement is not governed by a borrowing base as required by subsection 4.9(a), the Borrower may nevertheless elect to have availability under this Agreement governed by the Borrowing Base for the period between the next two successive scheduled Redetermination Dates by giving the Agents and the Lenders written notice of its election no later than 30 days prior to the delivery under subsection 4.9(c) of the next scheduled semi-annual Reserve Report Once such election is made, the Borrower may not opt out of its election until the end of such Borrowing Base Period. (g) Notwithstanding the foregoing, if prior to the initial redetermination of the Borrowing Base, the Borrower issues 02 Senior Subordinated Notes in an aggregate principal amount of greater than $175,000,000, then the Borrowing Base will be reduced by an amount equal to the product of one-quarter of an amount equal to such excess less the amount of 97 Senior Subordinated Notes called for redemption within five (5) Business Days after the Closing Date and which are actually redeemed within 45 days after such notice of redemption is given with proceeds from the sale of the 02 Senior Subordinated Notes, rounded to the nearest $1,000,000. For purposes of this subsection 4.9(g), the "aggregate principal amount" shall mean the stated face amount of the 02 Senior Subordinated Notes without giving effect to any original issue discount.

         4.10 Borrowing Base Compliance. If, upon any redetermination of the Borrowing Base pursuant to subsection 4.9(d), the Aggregate Exposure of the Lenders exceeds the Borrowing Base then in effect (any such excess, the "Borrowing Base Deficiency"), the Borrower shall prepay the Loans and then cash collateralize the Letter of Credit Outstandings in an amount equal to 50% of the Borrowing Base Deficiency within 90 days after the effective date of the redetermination resulting in such Borrowing Base Deficiency, and within the next 90 days prepay the Loans and then cash collateralize the Letter of Credit Outstandings in an amount equal to the balance of such Borrowing Base Deficiency in each case together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.14; provided that if the Borrowing Base has been redetermined pursuant to subsection 4.9 as the result of a change in the Borrower's senior unsecured long-term debt rating(s), the Borrower shall prepay the Loans and then cash collateralize the Letter of Credit Outstandings in an amount equal to 50% of the Borrowing Base Deficiency within 75 days after the effective date of the redetermination resulting in such Borrowing Base Deficiency, and within the next 75 days prepay the Loans and then cash collateralize the Letter of Credit Outstandings in an amount equal to the balance of such Borrowing Base Deficiency in each case together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.14. If at any other time there exists a Borrowing Base Deficiency as the result of an interim adjustment or redetermination under subsection 4.9(g), subsection 7.13(c), subsection 8.2(i), subsection 8.6(f) or otherwise (other than subsection 4.9(d)), the Borrower shall immediately prepay the Loans and then cash collateralize the Letter of Credit Outstandings in an amount equal to 100% of such Borrowing Base Deficiency together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.14. Prepayments and collateralization pursuant to this subsection 4.10 shall be made as set forth in subsection 4.5(c).

         4.11 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, then:
(a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.14.

         4.12 Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date hereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any L/C Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.13, changes in the rate or computation of tax on the overall net income of such Lender, franchise taxes imposed in lieu of net income taxes and doing business taxes);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly, following receipt of the certificate required in subsection 4.12(c), pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly, following receipt of the certificate required in subsection 4.12(c), pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.12, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, such notice to include a description, in reasonable detail, of the event giving rise to its claim for such additional amounts; provided that the Borrower shall not be required to compensate a Lender pursuant to this subsection for any additional costs incurred more than six months prior to the date on which such Lender notifies the Borrower of such event giving rise to such additional costs and of such Lender's intention to claim compensation therefor; and provided, further, that, if any adoption or change of any Requirement of Law or other event giving rise to such claim for additional compensation is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection
4.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.13 Taxes.

                  (a) All payments made by the Borrower or any Loan Party under this Agreement, any Note or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes based upon income, receipts or capital, franchise taxes and doing business taxes imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender if such Non-U.S. Lender fails to comply with the requirements of subsection 4.13(b). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If, when the Borrower is required by this subsection 4.13(a) to pay any Non-Excluded Taxes, the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (b) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection 4.13(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection that such Non-U.S. Lender is not legally able to deliver.

                  (c) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (d) The agreements in this subsection 4.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.14 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. To be entitled to such indemnity, such Lender shall provide the Borrower with a certificate showing in reasonable detail calculations utilized to ascertain the amount of such Lender's losses (which calculations shall be conclusive, absent manifest error) and the Borrower shall, promptly following receipt of such certificate, pay the Lender the amounts calculated therein; provided that the Borrower shall not be required to compensate a Lender pursuant to this subsection for any loss incurred more than six months prior to the date on which such Lender notifies the Borrower of such event giving rise to such additional costs and of such Lender's intention to claim compensation therefor. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the percentage added to the Eurodollar Rate pursuant to subsection 4.1(a) to the extent included therein) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This subsection 4.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.15 Change of Lending Office.

                  (a) Each Lender agrees that if it makes any demand for payment under subsection 4.12 or 4.13(a), or if any adoption or change of the type described in subsection 4.11 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 4.12 or 4.13(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.11.

                  (b) If any Lender shall assert that any adoption or change of the type described in subsection 4.11 hereof has occurred with respect to it, or if any Lender requests compensation under subsection 4.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to subsection 4.13, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to, and such Lender promptly shall, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in subsection 11.6), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee who shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if such assignee is not a Lender or an Affiliate thereof, the Borrower shall have received the prior written consent of the Administrative Agent and Issuing Bank which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit not yet reimbursed by the Borrower or funded as Loans under subsection 3.5, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (at least to the extent of such outstanding principal) and the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under subsection 4.12 or payments required to be made pursuant to subsection 4.13, such assignment will result in a reduction in such compensation or payments compared to the compensation or payments payable to the assigning Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation no longer exist or cease to apply.

                                    SECTION 5
                         REPRESENTATIONS AND WARRANTIES


         To induce the Agents, the Issuing Bank and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agents, the Issuing Bank and each Lender that:

         5.1 Financial Condition.

                  (a) The consolidated balance sheets of the Borrower and its consolidated Subsidiaries at December 31, 2001 and the related consolidated statements of operations, of stockholders' equity and of cash flows for the fiscal year ended on such date, together with the related notes and schedules thereto, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                  (b) The unaudited condensed consolidated balance sheet of the Borrower and its consolidated Subsidiaries at September 30, 2002 and the related unaudited condensed consolidated statements of operations, of stockholders' equity and of cash flows for the 9-month period ended on such date, together with the related notes and schedules thereto, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of each of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their respective operations and their consolidated cash flows for the 9-month period then ended (subject to normal year-end audit adjustments).

                  (c) All such financial statements referred to in this subsection 5.1, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). On the Closing Date, except for this Agreement, the other Loan Documents and the matters disclosed in Schedule 5.1 and 5.20, neither the Borrower nor any of its consolidated Subsidiaries have, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any Hedging Agreements, which is not reflected in the financial statements referred to in subsections 5.1(a) or (b) or in the notes thereto to the extent required by GAAP. During the period from January 1, 2002 to and including the date hereof, there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or Property and no purchase or other acquisition of any business or Property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at January 1, 2002, other than the Acquisition or as set forth on Schedule 5.1.

         5.2 No Change. Since January 1, 2002, (a) there has been no development, circumstance or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Equity Interests of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries, other than, in each case, as set forth in Schedule 5.2.

         5.3 Existence; Compliance with Law. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate, partnership or limited liability company (as the case may be) power and authority, and the legal right, to own and operate its Property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all applicable Requirements of Law except to the extent that the failure to comply with such Requirements of Law could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

         5.4 Power; Authorization; Enforceable Obligations. The Borrower and each of the other Loan Parties has the corporate, partnership or limited liability company (as the case may be) power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate, partnership or limited liability company (as the case may be) action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the delivery, performance, validity or enforceability of the Loan Documents to which each Loan Party is a party other than those which have been obtained and are in full force and effect. This Agreement has been, and each other Loan Document to which any Loan Party is a party will be, duly executed and delivered on behalf of such Loan Party. This Agreement constitutes, and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any applicable Requirement of Law or Contractual Obligation of the Borrower or of any of its Restricted Subsidiaries, to the extent such violation could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective Properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, other than the Liens created pursuant to the Loan Documents.

         5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of its or their respective Properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         5.7 No Default. Neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         5.8 Ownership of Property; Liens.

                  (a) Except for the Oil and Gas Properties, the Borrower and its Restricted Subsidiaries each has good title in fee simple to, or a valid leasehold interest in, all its material real Property and material interests in real Property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien except as permitted by subsection 8.3, including, after the Acquisition, any such material real Property or other material Property acquired thereby.

                  (b) The Borrower and its Restricted Subsidiaries each has good and defensible title to all of its material Oil and Gas Properties included in the most recent Reserve Report which are not personal property and good title to all such Oil and Gas Properties which are personal property and material to the Borrower and its Restricted Subsidiaries taken as a whole, including, after the Acquisition, any such material Property acquired thereby, except for (i) such imperfections of title as do not in the aggregate materially detract from the value thereof to, or the use thereof in, the business of the Borrower or any of its Restricted Subsidiaries, (ii) Oil and Gas Properties disposed of since the date of the most recent Reserve Report as permitted by subsection 8.6 hereof, and (iii) Liens permitted by subsection 8.3 hereof. The quantum and nature of the interest of the Borrower and its Restricted Subsidiaries in and to the Oil and Gas Properties as set forth in each Reserve Report (including the Initial Reserve Report) includes the entire interest of the Borrower and its Restricted Subsidiaries in such Oil and Gas Properties as of the date of such Reserve Report and are complete and accurate in all material respects as of the date of such Reserve Report; and there are no "back-in" or "reversionary" interests held by third parties which could materially reduce the interest of the Borrower and its Restricted Subsidiaries in such Oil and Gas Properties except as expressly set forth in such Reserve Report. The ownership of the Oil and Gas Properties by the Borrower and its Restricted Subsidiaries shall not in any material respect obligate any such Person to bear the costs and expenses relating to the maintenance, development or operations of each such Oil and Gas Property in an amount materially in excess of the working interest of such Person in each Oil and Gas Property set forth in the most recent Reserve Report.

         5.9 Intellectual Property. Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

         5.10 No Burdensome Restrictions. No applicable Requirement of Law or Contractual Obligation of the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         5.11 Taxes. Each of the Borrower and its Subsidiaries has filed all material tax returns which, to the knowledge of such Person, are required to be filed by it and has paid or caused to be paid all taxes shown on said returns and all material assessments, fees and other governmental charges levied upon it or upon any of its Property or income which are due and payable, other than such taxes, assessments, fees and other governmental charges, if any, as are being diligently contested in good faith and by appropriate proceedings and with respect to which there have been established adequate reserves on the books of the Borrower or its Subsidiaries, as the case may be, in accordance with GAAP. No tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such taxes or material assessments, fees or other governmental charges, other than claims which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are being maintained on the books of the Borrower or the applicable Subsidiary, as the case may be, in conformity with GAAP.

         5.12 Federal Reserve Regulations. No part of the proceeds of any Loans, and no proceeds of any Letter of Credit issued hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         5.13 ERISA. Except where the liability, failure or event described below could not reasonably be expected to have a Material Adverse Effect: (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code; (b) no termination of a Single Employer Plan has occurred, and no Lien on property of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen, during such five-year period; (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits; (d) neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (e) no such Multiemployer Plan is in Reorganization or Insolvent.

         5.14 Investment Company Act; Other Regulations. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935. Neither the Borrower nor any of its Restricted Subsidiaries is subject to regulation under any Federal or State statute or regulation (other than Regulation U of the Board) which limits its ability to incur Indebtedness under this Agreement or the other Loan Documents.

         5.15 Subsidiaries. The Persons listed on Schedule 5.15 constitute all the Subsidiaries of the Borrower at the date hereof. Such Schedule sets forth the status of such Subsidiaries, as of the date hereof, as Restricted Subsidiaries or Unrestricted Subsidiaries and sets forth the net book value of the assets owned by each of the Unrestricted Subsidiaries listed on such Schedule.

         5.16 Purpose of Loans. The proceeds of the Loans and the Letters of Credit will be used to refinance the Existing Credit Facility, to pay a portion of the purchase price of the Acquisition, for working capital and for the general corporate purposes of the Borrower and its Restricted Subsidiaries in the ordinary course of business.

         5.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

                  (a) each of the Borrower and its Restricted Subsidiaries: (i) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws; (ii) holds or is entitled to the benefits of all Environmental Permits (each of which is in full force and effect) required for any of its current operations and holds or will hold or otherwise be entitled to the benefits of all Environmental Permits for all of its planned operations prior to the time at which such Environmental Permit is necessary for such operation or for any Property owned, leased, or otherwise operated by it; (iii) is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits; and
(iv) reasonably believes that the costs of complying with renewal or additional Environmental Permits and any other Environmental Laws applicable to or reasonably expected to apply to the Borrower and its Restricted Subsidiaries will not exceed the Borrower's and its Subsidiaries' existing costs of complying with Environmental Permits and Environmental Laws.

                  (b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released in violation of applicable Environmental Laws, to or at any real property presently or formerly owned, leased or operated by the Borrower or any Restricted Subsidiary during such time as the Borrower or any or its Restricted Subsidiaries owned, leased or operated such real property or, to the best knowledge of the Borrower, from any such real property to or at any other location.

                  (c) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any Restricted Subsidiary is, or to the knowledge of the Borrower will be, named as a party is pending or, to the knowledge of the Borrower, threatened.

                  (d) the Borrower has not received any written request for information, or been notified that it or any Restricted Subsidiary is a potentially responsible party under the federal

Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) neither the Borrower nor any Restricted Subsidiary has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

                  (f) neither the Borrower nor any Restricted Subsidiary has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed, contingent or otherwise, under any Environmental Law.

         5.18 No Material Misstatements.

                  (a) All written information, reports, financial statements, exhibits and schedules furnished to any Agent or any Lender by or on behalf of the Borrower or any of its Affiliates in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, including the Acquisition Documents, as amended, when taken as a whole, do not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the date such statements will be made, any untrue statements of a material fact and do not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the date such statements will be made, any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were, are or will be made, not materially misleading.

                  (b) All projections and estimates concerning the Borrower and its Subsidiaries that are or have been made available to any Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries, have been or will be prepared based on good faith estimates and based upon assumptions provided to the Agents and the Lenders which were either required by applicable Requirements of Law or believed by the Borrower to be reasonable at the time of such preparation.

         5.19 Insurance. Each of the Borrower and its Restricted Subsidiaries carries and maintains with respect to its insurable properties insurance (including, to the extent consistent with past practices, self-insurance) with financially sound and reputable insurers of the types, to such extent and against such risks as is customary with companies in the same or similar businesses.

         5.20 Future Commitments. As of the date hereof and as of the Closing Date, except as set forth on Schedule 5.20, on a net basis there are no material gas imbalances, take-or-pay or other prepayments with respect to any Oil and Gas Property of the Borrower or any Restricted Subsidiary which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons produced from Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

         5.21 Pledge Agreement.

                  (a) The provisions of the Pledge Agreement are effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable lien on, and security interest in, the Pledged Securities and proceeds thereof; and with respect to the Pledged Stock, upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged

Stock, and with respect to the other collateral described therein, upon the filing of UCC-1 financing statements in the offices set forth in Schedule 5.21, the Lien created pursuant to the Pledge Agreement will constitute a perfected first priority lien on, and security interest in, all right, title and interest of the Pledgor party therein in such Pledged Securities and the proceeds thereof, enforceable in each case in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor.

                  (b) As of the Closing Date, the shares of Capital Stock listed on Schedule I to the Pledge Agreement will constitute all the issued and outstanding Equity Interests of the issuers thereof listed on said Schedule owned by the Loan Parties; all such shares have been duly and validly issued and are fully paid and nonassessable; and the relevant Pledgor of said shares is the record and beneficial owner of said shares.

         5.22 Subordinated Indebtedness; Refinancing of Existing Credit Facility. The execution, delivery and performance of the Loan Documents, the incurrence of Indebtedness hereunder and the use of the proceeds thereof have not violated and will not violate any applicable provision of any Subordinated Note Document. The Notes, the Indebtedness evidenced hereby, the Subsidiary Guarantee and the other obligations evidenced by the other Loan Documents are, and are hereby designated as, "Senior Debt", "Designated Senior Debt", "Guarantor Senior Indebtedness", "Senior Indebtedness" and "Designated Senior Indebtedness" as such terms are defined in each of the 97 Indenture and the 01 Indenture, as applicable, for purposes of such Subordinated Note Documents and any other Subordinated Note Documents evidencing other Subordinated Indebtedness. This Agreement and the Loan Documents and the Indebtedness evidenced hereby and thereby constitute a "refinancing, exchange or replacement" of the Existing Credit Facility for purposes of the 97 Indenture and the 01 Indenture.

         5.23 Acquisition Documents.

                  (a) The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Acquisition Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Acquisition Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition or the delivery, performance, validity or enforceability of the Acquisition Documents which has not been obtained and is in full force and effect. Each Acquisition Document was duly executed and delivered on behalf of the Borrower and, to the knowledge of the Borrower, each seller under the Acquisition Documents, and constitutes a legal, valid and binding obligation of each such Person enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (b) The execution, delivery and performance of the Acquisition Documents does not violate any applicable Requirement of Law or Contractual Obligation of the Borrower or of any of its Restricted Subsidiaries, to the extent such violation could reasonably be expected to have a Material Adverse Effect.

                  (c) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of their respective Properties or revenues which seeks to enjoin or prevent the Acquisition or any of the transactions contemplated hereby or by the Acquisition Documents.

                  (d) No party to the Acquisition Documents is in default thereunder and the performance of the transactions contemplated by the Acquisition Documents will not violate or result in a default with respect to any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries, in each case, which could reasonably be expected to have a Material Adverse Effect.

                  (e) The Borrower has delivered to the Lenders copies, certified by a Responsible Officer as true and complete, of each material Acquisition Document.

         5.24 Solvency. Immediately after the consummation of the Acquisition and immediately following the making of each Loan to be made on the Closing Date and after giving effect to the application of the proceeds of such Loans: (a) each Loan Party will not have unreasonably small capital with which to conduct the business in which such Loan Party is engaged as such business is now conducted and is proposed to be conducted following the Closing Date; and (b) the Borrower and the Restricted Subsidiaries, on a consolidated basis, will be Solvent.

                                    SECTION 6
                              CONDITIONS PRECEDENT


         6.1 Conditions to Initial Extensions of Credit. The agreement of each Lender to make the initial Loan requested to be made by it and of the Issuing Bank to issue the initial Letter of Credit to be issued by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan and the issuance of such Letter of Credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (with the number of original counterparts requested by the Administrative Agent) (i) this Agreement, executed and delivered by a duly authorized Responsible Officer of the Borrower and each Agent, with a counterpart for each Lender, (ii) the Pledge Agreement, executed and delivered by a duly authorized Responsible Officer of each Loan Party thereto and (iii) the Subsidiary Guarantee, executed and delivered by a duly authorized Responsible Officer of each Loan Party thereto.

                  (b) Proceedings of the Loan Parties. The Administrative Agent shall have received (with the number of original counterparts requested by the Administrative Agent), a copy of the resolutions or other equivalent authorization, in form and substance satisfactory to the Administrative Agent, of the board of directors (or partners or members, as appropriate) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the Loan Documents to which it is a party and (ii) in the case of the Borrower, the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of such Loan Party (or of its general partner or managing member, as appropriate) as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions (or other equivalent authorization) thereby certified have not been amended, modified, revoked or rescinded.

                  (c) Loan Party Incumbency Certificates. The Administrative Agent shall have received (with the number of original counterparts requested by the Administrative Agent), a certificate of each Loan Party, dated as of the Closing Date, as to the incumbency and signature of the officers of such Loan Party (or of its general partner or managing member, as appropriate), executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary (or by its general partner or managing member, as appropriate) of such Loan Party.

                  (d) Constitutional Documents. The Administrative Agent shall have received (with the number of original counterparts requested by the Administrative Agent), true and complete copies of the constitutional documents of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary (or by its general partner or managing member, as appropriate) of such Loan Party.

                  (e) Borrowing Certificate. The Administrative Agent shall have received (with the number of original counterparts requested by the Administrative Agent), a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer of the Borrower.

                  (f) Consents, Licenses and Approvals. All governmental and third party approvals (including consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with (i) the Acquisition and the transactions to occur in connection therewith, (ii) the continuing operations of the Borrower and its Restricted Subsidiaries and (iii) the execution, delivery and performance of the Loan Documents, shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material and adverse conditions on the Acquisition, the Acquisition Documents, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower as to the foregoing.

                  (g) Fees. Each of the Lenders, the Arrangers and the Agents shall have received all fees and expenses required to be paid (including those set forth in the JPMorgan and CSFB fee letters) on or before the Closing Date for which invoices have been presented.

                  (h) Legal Opinions. The Administrative Agent shall have received (i) an executed legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Borrower and each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) such other legal opinions as the Administrative Agent may reasonably require, each satisfactory in form and substance to the Administrative Agent. Such legal opinions shall cover all matters incident to the transactions contemplated by this Agreement, as the Administrative Agent may reasonably require.

                  (i) Pledged Securities. The Administrative Agent shall have received: (i) the certificates representing the Pledged Stock, together with an undated stock power for each such certificate executed in blank by a duly authorized Responsible Officer of the Pledgor thereof, (ii) a control agreement in form and substance reasonably satisfactory to the Administrative Agent for all uncertificated Pledged Securities and (iii) a UCC-1 financing statement in respect of all such Pledged Securities. It is contemplated that the Pledged Securities will represent all of the Equity Interests of each Domestic Subsidiary and 65% of the Equity Interests of each Foreign Subsidiary directly owned by either the Borrower or a Domestic Subsidiary.

                  (j) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Pledge Agreement shall have been completed.

                  (k) UCC Searches. The Administrative Agent shall have received
(i) the UCC searches in such jurisdictions as it may reasonably request, each dated reasonably close to the Closing Date and (ii) evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by the financing statements (or similar documents) in such UCC searches are permitted by subsection 8.3 or either have been or will be released.

                  (l) Subordinated Note Documents. The Administrative Agent shall have received true and correct copies, certified as such by a Responsible Officer of the Borrower, of each Subordinated Note Document to which the Borrower and its Restricted Subsidiaries is a party on the Closing Date, including if any 02 Senior Subordinated Notes have been or will be issued on the Closing Date, a copy of such note(s) and the documentation relating to the issuance thereof, setting forth the stated face amount and outstanding principal amount for each as of the Closing Date.

                  (m) Acquisition Documents; Consummation of Acquisition. The Administrative Agent shall have received (i) a certificate of an authorized officer of the Borrower certifying that: (A) not less than $175,000,000 in gross proceeds has been received by the Borrower from the sale of 02 Senior Subordinated Notes, (B) Borrower is concurrently consummating the Acquisition in accordance with the terms of the Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Oil and Gas Properties contained in the package contemplated by the Acquisition Documents and the final purchase price for the package after giving effect to all adjustments as of Closing Date contemplated by the Acquisition Documents and specifying, by category, the amount of such adjustment, (C) attached thereto is a true and complete list of the Oil and Gas Properties which have been excluded from the Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of exclusion as (1) title defect, (2) preferential purchase right, (3) environmental or (4) casualty loss, (D) attached thereto is a true and complete list of all Oil and Gas Properties for which any seller has elected to cure a title defect, (E) attached thereto is a true and complete list of all Oil and Gas Properties for which any seller has elected to remediate an adverse environmental condition, and (F) attached thereto is a true and complete list of all Oil and Gas Properties which are currently pending final decision by a third party regarding purchase of such Oil and Gas Property in accordance with any preferential right (excluding such Oil and Gas Properties that Borrower is unaware of the pendency of such decision, provided that the aggregate value of all such Oil and Gas Properties does not exceed $50,000); (ii) a true and complete executed copy of each of the Acquisition Documents, each such agreement being in form and substance reasonably satisfactory to the Administrative Agent; and (iii) such other related documents and information as the Administrative Agent shall have reasonably requested.

         The Borrower recognizes and agrees that (1) it shall have delivered to the Administrative Agent a preliminary draft of the certificate described herein not less than one (1) day prior to the Closing Date identifying which Acquisition Properties will be excluded from the Acquisition on the

Closing Date, and (2) if the aggregate value as reflected in the Initial Reserve Report of the Acquisition Properties excluded under clause (i)(C) is less than or equal to $20,000,000 but greater than $10,000,000, the Borrowing Base shall be adjusted downward to reflect such exclusions by an amount to be determined in good faith by the Administrative Agent. The Administrative Agent shall allocate a Borrowing Base value for each such excluded Property and shall, promptly upon making such allocation, notify the Borrower and each Lender of such allocation. If the aggregate value as reflected in the Initial Reserve Report of Acquisition Properties excluded under clause (i)(C) is less than or equal to $10,000,000, the Borrowing Base will not be adjusted. If either the aggregate value as reflected in the Initial Reserve Report of Acquisition Properties excluded under clause (i)(C) is greater than $20,000,000 or any Acquisition Properties are excluded for other reasons or any seller in respect thereof makes any adjustment to the purchase price under the Acquisition Documents, then Administrative Agent shall suggest to the Lenders a Borrowing Base value for each such excluded Property or such Property subject of such adjustment and the Required Lenders shall reach a consensus as to the allocation of value for each such Property. Promptly upon the making by the Required Lenders of such allocation, the Administrative Agent shall notify the Borrower and each Lender of such allocation.

                  (n) Existing Credit Facility. The Administrative Agent shall have received a certificate, signed by a Responsible Officer of Borrower, stating that Borrower or its Subsidiaries have repaid in full and terminated the Existing Credit Facility contemporaneously with the proceeds of the initial Loans under this Agreement. The Administrative Agent shall have received evidence satisfactory to it that all Liens associated with the Existing Credit Facility have been released or terminated contemporaneously with the making of such payments and that arrangements satisfactory to the Administrative Agent has been made for recording and filing of such releases.

                  (o) Insurance Certificate. The Administrative Agent shall have received a certificate of insurance demonstrating that the Borrower is in compliance with subsection 7.5 as of the Closing Date.

                  (p) Commodity Price Hedges. The Administrative Agent shall have received evidence that the Borrower has entered into commodity price hedges and firm transportation contracts (such that after giving effect to all hedges and transportation contracts then in effect, no commodity price basis differential will remain other than basis differential from Mid-Continent) to establish minimum fixed prices reasonably acceptable to the Administrative Agent on a volume of Hydrocarbons equal to not less than 90% of projected PDP production for 2003 and 2004 from Oil and Gas Properties subject of the Acquisition with one or more Approved Counterparties.

                  (q) Initial Reserve Reports. The Administrative Agent shall have received the Initial Reserve Reports.

                  (r) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

The Administrative Agent shall notify the Borrower, the other Agents and the Lenders of the satisfaction (or waiver by all Lenders) of the foregoing conditions, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived by all Lenders) at or prior to 3:00 p.m., New York City time, on December 31, 2002 (and, in the event such conditions are not so satisfied or waived, notwithstanding any other provision of this Agreement, the Aggregate Commitments shall terminate at such time).

         6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan on the Closing Date) or of the Issuing Bank to issue any Letter of Credit (and the Lenders agreement to participate in such Letter of Credit Outstandings) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or would occur after giving effect to Loans requested to be made on such date or the Letters of Credit requested to be issued.

         Each borrowing by, and Letter of Credit issued on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in (a) and (b) of this subsection have been satisfied.

                                    SECTION 7
                              AFFIRMATIVE COVENANTS


         The Borrower hereby agrees that, so long as the Aggregate Commitments remain in effect, any Loan, Note or Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries to:

         7.1 Financial Statements. Furnish to the Administrative Agent and to each of the Lenders:

                  (a) as soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower, (i) a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders and (ii) a copy of the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such year and the related consolidated statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting such information in all material respects; and

                  (b) as soon as available, but in any event in accordance with applicable law and not later than 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower and its consolidated Subsidiaries, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and
(ii) the unaudited consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Restricted Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting such information in all material respects (subject to normal year-end and audit adjustments and the absence of footnotes);

all such financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         7.2 Certificates; Other Information. Furnish to the Administrative Agent and to each of the Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate of a Responsible Officer stating that, to the best of such officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any Restricted Subsidiary has been formed or acquired, the Borrower and such Restricted Subsidiary complied with the requirements of subsection 7.9 with respect thereto) and (ii) the Borrower has observed or performed all of its covenants (and setting forth the calculations used to determine compliance with the covenants set forth in subsection 8.1) and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (b) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports, if any, which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (c) promptly upon receipt thereof, copies of all reports and management letters submitted to the Borrower or any Restricted Subsidiary by independent public accountants in connection with any interim or special audit of the books or operations of the Borrower or such Restricted Subsidiary made by such accountants;

                  (d) In the event that after the Closing Date: (i) Borrower is required or decides to purchase any of the Properties which had been excluded from, or return any of the Properties which had been included in, the Acquisition Properties in accordance with the terms of the Acquisition Documents, (ii) Borrower is required to honor any preferential purchase right in respect of any Acquisition

Property which has not been waived, (iii) any matter being disputed in accordance with the terms of the Acquisition Documents is resolved or (iv) Borrower and the sellers calculate and agree upon the "closing adjustment statement" or "post-closing adjustment statement" as contemplated by the Acquisition Documents, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances;

                  (e) deliver to the Administrative Agent within 30 days of obtaining any renewal or replacement insurance policies as and when required by subsection 7.5, certificates of insurance evidencing the Borrower's compliance with subsection 7.5;

                  (f) promptly, such additional financial and other information concerning the Borrower and its Subsidiaries as any Lender (acting through the Administrative Agent) may from time to time reasonably request;

                  (g) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate of a Responsible Officer stating that all Loans made and Letters of Credit issued during such period were permitted to be incurred under the terms of the Subordinated Note Documents, and setting forth in reasonable detail any calculations necessary to determine compliance with the applicable covenants therein;

                  (h) whether or not availability under this Agreement is to be governed by a borrowing base, semi-annual Reserve Reports as contemplated by subsection 4.9(c);

                  (i) any announcement by Moody's or S&P of, or any change in, the senior, unsecured long-term debt rating of the Borrower or the rating of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries;

                  (j) if, at any time, all of the consolidated Subsidiaries of the Borrower are not Restricted Subsidiaries and EBITDAX for all Unrestricted Subsidiaries will exceed $1,000,000 during the fiscal quarter for which financial information is being delivered under subsection 7.1(b) or during the fourth fiscal quarter in the case of the financial information being delivered under subsection 7.1(a), then with the delivery of such financial information, consolidating spreadsheets that show all consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower;

                  (k) in the event the Borrower intends to issue additional Indebtedness or to refinance any existing Subordinated Indebtedness with Permitted Subordinated Refinancing Debt as contemplated by subsections 8.2(c), 8.2(h) or 8.2(i), not less than five (5) Business Days prior written notice of such intended offering therefor, the amount thereof and the anticipated date of closing, together with a copy of the preliminary offering memorandum (if any) and, when completed, the final offering memorandum;

                  (l) on any day on which the Borrower or any Restricted Subsidiary incurs or otherwise becomes liable in respect of any Indebtedness or makes any payment of principal on any Indebtedness, furnish to the Administrative Agent, with a copy to the Lenders, a certificate of a Responsible Officer setting forth calculations to determine its Total Debt Leverage Ratio as of such date and setting forth the resulting Applicable Margin and Commitment Fee Rate; and

                  (m) within 15 days of the Closing Date, original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties.

         7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the applicable Restricted Subsidiary, as the case may be.

         7.4 Conduct of Business and Maintenance of Existence; Compliance with Law and Contractual Obligations. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted by subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

         7.5 Maintenance of Property; Insurance. Keep all material Property owned or leased by it that is useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies insurance of such types, in such amounts and against such risks as is customary to be maintained by companies engaged in the same or a similar business in the same general area; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit, upon reasonable prior notice, representatives of any Lender to visit, subject to compliance with the terms of any applicable Requirements of Law or corporate policy, and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be requested through the Administrative Agent and to discuss the business, operations, Properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries and with its independent certified public accountants.

         7.7 Notices. Promptly give notice to the Administrative Agent of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Restricted Subsidiaries and any Governmental Authority, which in each case could reasonably be expected to have, in the opinion of a Responsible Officer, a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries which could reasonably be expected, in the opinion of a Responsible Officer, to result in (i) an adverse judgment of $2,500,000 or more not covered by insurance or (ii) injunctive or similar relief against the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof to the extent any such event could reasonably be expected to have a Material Adverse
Effect: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure by the Borrower or any Commonly Controlled Entity to make any required contribution to a Plan, the creation of any Lien on the property of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan or any withdrawal by the Borrower or any Commonly Controlled Entity from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal by the Borrower or any Commonly Controlled Entity from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any other event which could reasonably be expected to have or has had, in the opinion of a Responsible Officer, a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what the Borrower and its Restricted Subsidiaries have taken or propose to take with respect thereto.

         7.8 Environmental Laws.

                  (a) (i) Comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take commercially reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably could be expected to have a Material Adverse Effect. For purposes of this subsection 7.8(a), noncompliance by the Borrower or any of its Restricted Subsidiaries with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this covenant provided that, upon learning of any actual or suspected noncompliance, the Borrower and its Restricted Subsidiaries shall promptly undertake all reasonable efforts to achieve compliance, and provided further that, in any case, such non-compliance, and any other noncompliance with Environmental Law, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect or materially and adversely affect the value of any material Property considered for calculation of the Borrowing Base.

                  (b) Comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal or other appropriate action to contest such order or directive has been timely and properly taken in good faith, or where non-compliance could not reasonably be expected to give rise to a Material Adverse Effect.

                   (c) Prior to acquiring any ownership or leasehold interest in real property or other interest in any real property that could give rise to the Borrower being subject to potential significant liability under or violations of any Environmental Law which potential liability or violations, if incurred, could reasonably be expected to have a Material Adverse Effect: (i) notify the Administrative Agent; and (ii) if requested by the Administrative Agent, provide to the

Administrative Agent a written report by an environmental consultant reasonably acceptable to the Administrative Agent assessing the presence or potential presence of significant levels of any Materials of Environmental Concern on, under, in, or about the property, or of other conditions that could give rise to potentially significant liability or violations of any Environmental Law.

         7.9 Additional Collateral; Guarantors.

                  (a) With respect to any Person that, subsequent to the Closing Date, becomes a Restricted Subsidiary (other than a Foreign Subsidiary), promptly: (i) cause all of the Equity Interests of such Person owned by the Borrower and any Restricted Subsidiary to be pledged to the Administrative Agent, for the ratable benefit of the Lenders, pursuant to a supplement to the Pledge Agreement, and take all actions reasonably necessary or advisable to cause the Lien thereon to be duly perfected in accordance with all applicable Requirements of Law, and deliver any certificates representing such Equity Interests to the Administrative Agent, together with undated stock powers executed and delivered in blank by a duly authorized Responsible Officer of the Borrower or such Restricted Subsidiary, as the case may be, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clause (i) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (b) With respect to any Person that, subsequent to the Closing Date, becomes a Restricted Subsidiary and is a Foreign Subsidiary that is directly owned by the Borrower or a Domestic Subsidiary, promptly: (i) execute and deliver to the Administrative Agent a supplement to the Pledge Agreement to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Equity Interests of such Subsidiary which is owned by the Borrower or any Domestic Subsidiary (provided that in no event shall more than 65% of the Equity Interests of any such Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Equity Interests, together with undated stock powers executed and delivered in blank by a duly authorized Responsible Officer of the Borrower or such Restricted Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be reasonably necessary or advisable to perfect such Lien on such Equity Interests and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) In the event that (i) the Borrower determines that any Restricted Subsidiary is a Material Domestic Subsidiary, (ii) any Wholly-Owned Restricted Subsidiary which is a Domestic Subsidiary becomes the owner of a Foreign Subsidiary which has total assets in excess of $5,000,000 or (iii) any Wholly-Owned Restricted Subsidiary which is a Domestic Subsidiary creates, incurs, assumes, suffers to exist or guarantees any Indebtedness, the Borrower shall promptly cause such Restricted Subsidiary to guarantee the obligations of the Borrower under this Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Restricted Subsidiary to, (A) execute and deliver a supplement to the Subsidiary Guarantee executed by a duly authorized Responsible Officer of such Subsidiary and (B) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

         7.10 Maintenance and Operation of Property. To the extent that the failure to comply could reasonably be expected to have a Material Adverse Effect and consistent with the standards of a reasonably prudent operator:

                  (a) Maintain, develop, and operate Borrower's and its Restricted Subsidiaries' Oil and Gas Properties and oil and gas gathering assets in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to the Properties so long as the oil and gas leases are capable of producing Hydrocarbons in quantities and at prices providing for continued efficient and profitable operation of business;

                  (b) Comply in all material respects with all contracts and agreements applicable to or relating to Borrower's and its Restricted Subsidiaries' Oil and Gas Properties or the production and sale of Hydrocarbons therefrom;

                  (c) At all times, maintain, preserve, and keep all operating equipment used with respect to Borrower's and its Restricted Subsidiaries' Oil and Gas Properties and oil and gas gathering assets in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of the operating equipment shall at all times be properly preserved and maintained, provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower or its Subsidiaries shall in good faith determine that the action is not necessary or desirable for its continued efficient and profitable operation of business.

                  (d) With respect to Borrower's and its Restricted Subsidiaries' Oil and Gas Properties and oil and gas gathering assets which are operated by operators other than Borrower or a Restricted Subsidiary, use reasonable efforts to enforce in a manner consistent with the industry practice the operators' contractual obligations to maintain, develop, and operate such Properties subject to the applicable operating agreements.

         7.11 Further Assurances. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral (as defined in the Pledge Agreement) that are duly perfected in accordance with all applicable Requirements of Law or to correct any error or omission in any of the Loan Documents.

         7.12 Hedging Agreements.

                  (a) Together with the delivery of the financial statements to be supplied under subsections 7.1(a) and (b), provide to the Administrative Agent and the Lenders a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedules 5.1 or 5.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

                  (b) The Borrower shall maintain the hedged position established by the Hedging Agreements required under subsection 6.1(p) during the period specified therein and shall neither assign, terminate or unwind any such Hedging Agreements nor sell any Hedging Agreements if the effect of such action (when taken together with any other Hedging Agreements executed contemporaneously with the taking of such action) would have the effect of canceling or offsetting its positions under such Hedging Agreements required hereby.

         7.13 Title Information.

                  (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by subsection 4.9, the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

                  (b) The Borrower shall cure any title defects or exceptions (including defects or exceptions as to priority) which are not permitted by subsection 8.3 raised by such information, or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for liens which are permitted by subsection 8.3 covering Oil and Gas Properties of an equivalent value, within 60 days after a request by the Administrative Agent to cure such defects or exceptions such that the Administrative Agent has satisfactory title information on at least 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

                  (c) If the Borrower is unable to cure any title defect requested by the Administrative Agent to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 80% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default or an Event of Default, but instead the Administrative Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent is not satisfied with title to any Oil and Gas Properties after the time period in subsection 7.13(b) has elapsed, such unacceptable Oil and Gas Properties shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Supermajority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

         7.14 Mortgaged Properties.If at any time after the Closing Date (a) the Borrower creates, issues, assumes, or suffers to exists any Indebtedness (other than Indebtedness permitted under subsections 8.2(a), 8.2(e), 8.2(f), 8.2(g) and 8.2(k) or under subsection 8.2(d), to the extent such Guarantee Obligation relates to Indebtedness under any of the foregoing subsections) that is not contractually subordinated in right of payment to the obligations of the Borrower under this

Agreement on terms substantially similar to the 01 Senior Subordinated Notes or otherwise reasonably acceptable to the Administrative Agent, (b) the Borrower or any Restricted Subsidiary posts cash or other collateral (other than Letters of Credit issued under this Agreement and cash or Cash Equivalents in an aggregate amount not to exceed $10,000,000 at any time) to secure any Indebtedness of the type described under subsections 8.2(f) or 8.2(g), whether or not permitted by such subsections, (c) the Borrower's senior unsecured long-term debt rating is BB- or less from S&P (or there is no rating) and Ba3 or less from Moody's (or there is no rating), or (d) on December 31, 2003, the Borrower's senior unsecured long-term debt rating is not BB+ or better from S&P and Ba1 or better from Moody's, the Borrower shall, and shall cause each Guarantor to, grant to the Lenders a first priority, perfected Lien (subject only to certain Liens permitted under subsection 8.3, as more fully described below) on Oil and Gas Properties and related assets of the Borrower and the Guarantors comprising not less than 75% of the total value of the Oil and Gas Properties evaluated in the Reserve Report most recently delivered to the Agents. Within 30 days after the occurrence of either of (a), (b), (c) or (d) above, the Borrower will deliver, or cause such Guarantor to deliver, a mortgage in substantially the form of Exhibit C together with any reasonable changes suggested by local counsel for each Oil and Gas Property and their related assets (each a "Mortgage"), which shall be sufficient to subject such Oil and Gas Properties and other assets to a first priority, perfected Lien (Liens of the type described in subsections 8.3(a), 8.3(b), 8.3(c), 8.3(d), 8.3(f), 8.3(g), 8.3(h), 8.3(m) and 8.3(p),
however, shall be permitted) in accordance with this subsection 7.14 (each such Property, a "Mortgaged Property"), which documentation shall be reasonably satisfactory to the Administrative Agent and its counsel. Such mortgages and documentation will be accompanied with legal opinions from local counsel, substantially in the form of C-1, and Borrower's counsel regarding such additional matters as the Administrative Agent may reasonably request, and other documentation as the Administrative Agent may reasonably request. For purposes of subsections 7.14 and 7.15, the "total value of Oil and Gas Properties" shall mean the calculation of the present value of future cash flows from Proved Reserves utilizing Administrative Agent's usual and customary pricing for oil and natural gas collateral as in effect from time to time based upon the most recent delivered Reserve Report.

         7.15 Additional Collateral; Borrowing Base. If the Borrower and the Guarantors are obligated to grant Liens under subsection 7.14, then the Borrower in connection with each redetermination of the Borrowing Base shall review the Reserve Report delivered in connection with such redetermination and the list of current Mortgaged Properties to ascertain whether the Mortgaged Properties represent at least 75% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 75% of such total value, then the Borrower shall, and shall cause the Guarantors to, grant to the Administrative Agent a first-priority Lien interest (Liens of the type described in subsections 8.3(a), 8.3(b), 8.3(c), 8.3(d), 8.3(f), 8.3(g), 8.3(h), 8.3(m) and 8.3(p), however, shall be permitted), on additional Oil and Gas Properties and their related assets not already a Mortgaged Property such that after giving effect thereto, the Mortgaged Properties will represent at least 75% of such value. If a Restricted Subsidiary that is not a Guarantor grants a Lien on any of its Mortgaged Properties, it will also become a Guarantor. All such Liens will be created and perfected in the same manner as set forth in subsection 7.14.

                                    SECTION 8
                               NEGATIVE COVENANTS


         The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not (except with respect to subsection 8.1) permit any Restricted Subsidiary to, directly or indirectly:

         8.1 Financial Covenants.

                  (a) While Borrowing Base is in Effect: At all times while availability under this Agreement is to be governed by a borrowing base as required by subsection 4.9(a) (and whether or not a borrowing base has then been established and approved by the Supermajority Lenders),

                  (i) Interest Coverage Ratio. Permit, for any period of four consecutive fiscal quarters ending after the date hereof, the ratio of Consolidated EBITDAX to Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries for such four consecutive fiscal quarters to be less than 3.0 to 1.0; and

                  (ii) Current Ratio. Permit the ratio of current assets to current liabilities at any time to be less than 1.0 to 1.0. For purposes of this calculation, (i) current assets will include an amount equal to the Available Commitments of the Lenders and (ii) both current assets and current liabilities will exclude gains and losses resulting from the mark-to-market of commodity price risk management transactions in accordance with FAS 133, but to the extent cash collateral is provided for under any Commodity Price Risk Management Agreement, associated losses will be included in current liabilities and such cash collateral will be included in current assets.

                  (b) While Borrowing Base is not in Effect: At all times while availability under this Agreement is not then being governed by a borrowing base,

                  (i) Interest Coverage Ratio. Fail to comply with clause (i) of subsection 8.1(a);

                  (ii) Total Debt Leverage Ratio. Permit, as of any date of determination, its Total Debt Leverage Ratio to be greater than 3.5 to 1.0;

                  (iii) Senior Debt Leverage Ratio. Permit, as of any date of determination, the ratio of Senior Debt (as of such date of determination) to Consolidated EBITDAX for any most recently ended period of four consecutive fiscal quarters ending prior to such date of determination for which financial statements under subsection 7.1(a) or 7.1(b) are available to be greater than 2.5 to 1.0;

                  (iv) PV to Total Debt Ratio. Subject to clause (c) of this subsection 8.1, permit as of any date of determination, the ratio of PV to Total Debt as of such date of determination to be less than 1.3 to 1.0; and

                  (v) PV to Senior Debt Ratio. Subject to clause (c) of this subsection 8.1 permit as of any date of determination, the ratio of PV to Senior Debt as of such date of determination to be less than 2.0 to 1.0.

                  (c) Inapplicability of PV Ratios. Notwithstanding the foregoing, in the event that the Borrower's senior, unsecured long-term debt rating is BBB- or greater by S&P and Baa3 or greater by Moody's, then the Borrower shall not be obligated to comply with clauses (iv) and (v) of subsection 8.1(b).

         8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower and the Loan Parties under the Loan Documents;

                  (b) Indebtedness of the Borrower issued to any Wholly-Owned Restricted Subsidiary and Indebtedness of any Wholly-Owned Restricted Subsidiary issued to the Borrower or any other Wholly-Owned Restricted Subsidiary;

                  (c) Indebtedness of the Borrower evidenced by the 97 Senior Subordinated Notes, the 01 Senior Subordinated Notes, the 02 Senior Subordinated Notes and any Permitted Subordinated Refinancing Debt; provided if the stated principal amount of the 02 Senior Subordinated Notes issued prior to the initial redetermination of the Borrowing Base is greater than $175,000,000, then the Borrowing Base shall be adjusted in accordance with subsection 4.9(g);

                  (d) Guarantee Obligations permitted by subsection 8.4;

                  (e) Indebtedness of the Borrower and its Wholly-Owned Restricted Subsidiaries existing on the Closing Date and listed on Schedule 8.2(e), but not any extensions, renewals or replacements of such Indebtedness;

                  (f) Indebtedness of the Borrower or any Guarantor under Interest Rate Protection Agreements permitted by subsection 8.16;

                  (g) Indebtedness of the Borrower or any Guarantor under Commodity Price Risk Management Agreements permitted by subsection 8.16;

                  (h) if availability under this facility is not governed by a borrowing base, other Indebtedness of the Borrower, provided that (i) after giving effect to the incurrence of such Indebtedness (and any concurrent repayment of Indebtedness with the proceeds of such incurrence), the Borrower is in compliance with subsection 8.1 hereof, (ii) the final maturity of such Indebtedness is no earlier than 90 days after the Termination Date and the average life of such Indebtedness is no shorter than the average life of the Loans hereunder and (iii) if such Indebtedness is Subordinated Indebtedness, its subordination terms are either reasonably acceptable to the Required Lenders as evidenced by their written approval or substantially identical to those contained in the 97 Indenture or the 01 Indenture;

                  (i) if availability under this facility is governed by a borrowing base, other Indebtedness of the Borrower, provided that (i) after giving effect to the incurrence of such Indebtedness (and any concurrent repayment of Indebtedness with the proceeds of such incurrence), the Borrower is in compliance with subsection 8.1 hereof and (ii) the Supermajority Lenders shall have the right to immediately adjust the amount of the Borrowing Base to reflect such incurrence;



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

                  (j) additional Indebtedness of the Borrower or any Guarantor not to exceed $30,000,000 in aggregate principal amount at any one time outstanding; and

                  (k) Indebtedness in respect of Capital Leases in an aggregate amount not to exceed $2,000,000 at any time.

         8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments, fees and other governmental charges and claims that are not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the applicable Restricted Subsidiary, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, suppliers' mechanics', materialmen's, vendors', repairmen's, landlords' and other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 120 days or which are being contested in good faith by appropriate proceedings;

                  (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state or federal lands or waters);

                  (d) Liens constituting survey exceptions, encumbrances, easements and reservations of, or rights of others for, rights-of-way, zoning and other restrictions as to the use of real properties and other similar encumbrances incurred in the ordinary course of business which, with respect to all of the foregoing, do not secure the payment of Indebtedness of the type described in clauses (a)-(d) of the definition thereof and which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value and use of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

                  (e) Liens existing on the date of this Agreement and listed on
Schedule 8.3, provided that no such Lien is amended after the date of this Agreement to cover any additional Property (other than additions and accessions thereto and proceeds thereof) or to secure additional Indebtedness;

                  (f) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business; provided that the amount of any obligations secured thereby that are delinquent, that are not diligently contested in good faith and for which adequate reserves are not maintained by the Borrower or the applicable Restricted Subsidiary, as the case may be, do not exceed, at any time outstanding, the amount owing by the Borrower or any Restricted Subsidiary, as


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

applicable, for one month's billed operating expenses or other expenditures attributable to such entity's interest in the Property covered thereby; and further provided that such obligations secured thereby do not constitute obligations in respect of borrowed money;

                  (g) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases, provided that the amount of any obligations secured thereby that are delinquent, that are not diligently contested in good faith and for which adequate reserves are not maintained by the Borrower or the applicable Restricted Subsidiary, as the case may be, do not exceed, at any time outstanding, the amount owing by the Borrower or any Restricted Subsidiary, as applicable, for one month's payments as due thereunder;

                  (h) Liens on pipeline or pipeline facilities that arise under operation of law;

                  (i) Liens created pursuant to any Loan Document;

                  (j) Liens securing Indebtedness otherwise permitted by subsection 8.2 not to exceed $10,000,000 in aggregate amount at any time outstanding; provided that no such Liens under this subsection 8.3(j) shall encumber any Equity Interest of any Restricted Subsidiary;

                  (k) Liens created pursuant to any Hedging Agreement, provided that:

                  (i) such Lien is in the form of Letters of Credit deposited in margin accounts; and

                  (ii) the aggregate amount of Letter of Credit Outstandings under such Letters of Credit issued to support obligations under any Hedging Agreement does not exceed $200,000,000;

                  (l) set-off, charge back and other rights of depositary and collection banks and other regulated financial institutions with respect to money or instruments of the Borrower or its Restricted Subsidiaries on deposit with or in the possession of such institutions;

                  (m) Liens arising out of judgments or decrees not constituting an Event of Default; provided that no action to enforce such Lien has commenced;

                  (n) Liens arising under indentures or other similar instruments governing Indebtedness issued thereunder in favor of the trustees, agents or representatives thereunder in their capacities as such (and not for the benefit of the holders of such Indebtedness); provided that such Lien covers only property constituting the trust estate or such property as may be collected or held by such trustee, agent or representative in enforcing the payment of such Indebtedness and amounts owed to such trustee, agent or representative;

                  (o) Liens arising from the deposit of money or securities in trust for the purpose of defeasing Indebtedness of the Borrower or any Restricted Subsidiary; provided that at the time such money or securities are deposited and after giving effect thereto, the Borrower is in compliance with subsection 8.9; and

                  (p) Liens to secure Capital Leases permitted by subsection 8.2(k); provided that such Liens do not extend to any Property (other than additions and accessions thereto and proceeds thereof) not the subject of such Capital Lease.



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

         8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations of any Guarantor with respect to the 97 Senior Subordinated Notes, the 01 Senior Subordinated Notes, the 02 Senior Subordinated Notes and any Permitted Subordinated Refinancing Debt;

                  (b) Guarantee Obligations in existence on the date hereof and listed on Schedule 8.4;

                  (c) other Guarantee Obligations of the Borrower or any Guarantor of Indebtedness permitted by subsection 8.2, provided that if the Indebtedness guaranteed is Subordinated Indebtedness, then such Guarantee Obligation shall also be subordinated either in a manner reasonably acceptable to the Required Lenders as evidenced by their written approval or on terms substantially identical to those contained in the guarantees of the 97 Indenture or the 01 Indenture; and

                  (d) Guarantee Obligations arising under the Loan Documents.

         8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation as a constituent party, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its Property, business or assets, or make any material change in its present method of conducting business except:

                  (a) (i) any Restricted Subsidiary of the Borrower (including a Foreign Subsidiary) may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly-Owned Restricted Subsidiaries which are Domestic Subsidiaries (provided that such Wholly-Owned Restricted Subsidiary or Subsidiaries shall be the continuing or surviving Person) and (ii) any Foreign Subsidiary of the Borrower may be merged or consolidated with or into any one or more Wholly-Owned Restricted Subsidiaries which are Foreign Subsidiaries (provided that such Wholly-Owned Restricted Subsidiary or Subsidiaries shall be the continuing or surviving Person);

                  (b) (i) any Wholly-Owned Restricted Subsidiary (including a Wholly-Owned Restricted Subsidiary which is a Foreign Subsidiary) of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly-Owned Restricted Subsidiary which is a Domestic Subsidiary and (ii) any Wholly-Owned Restricted Subsidiary of the Borrower which is a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Wholly-Owned Restricted Subsidiary which is a Foreign Subsidiary; and

                  (c) any Wholly-Owned Restricted Subsidiary may be merged or consolidated with any Person acquired in connection with a Permitted Business Acquisition made in the ordinary course of the Oil and Gas Business, provided the continuing or surviving Person shall be a Wholly-Owned Restricted Subsidiary.

         8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or issue or sell any shares of any Restricted Subsidiary's Equity Interests to any Person other than the Borrower or any Domestic Wholly-Owned Restricted Subsidiary, except:

                  (a) the sale or discount without recourse of any accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (b) the sale of Hydrocarbons in the ordinary course of business as and when produced or after the production thereof;

                  (c) as permitted by subsection 8.5(b), subsection 8.8(f) or subsection 8.15;

                  (d) the abandonment, farm-out, exchange, lease or sublease of Oil and Gas Properties not containing Proved Reserves in the ordinary course of business;

                  (e) the sale of Oil and Gas Properties in connection with tax credit transactions complying with Section 29 of the Code or any other analogous provision whether now existing or hereafter enacted, which sale does not result in a reduction in the Borrower's or its Restricted Subsidiaries', as the case may be, right to receive the cash flow from such Oil and Gas Properties and which sale is on terms reasonably acceptable to the Administrative Agent;

                  (f) sales or other dispositions of Proved Reserves or Equity Interests in any Restricted Subsidiary owning Proved Reserves, provided that (i) if availability under this Agreement is then governed by a borrowing base, the amount of all sales or other dispositions (including dispositions of Acquisition Properties subject to preferential purchase rights) of Proved Reserves or of Equity Interests in Restricted Subsidiaries owning Proved Reserves made pursuant to this subsection 8.6(f) during any Borrowing Base Period may not exceed $25,000,000, unless, simultaneously with any such sale or disposition which (together with prior sales or other dispositions made pursuant to this subsection 8.6(f) during such Borrowing Base Period) exceeds the foregoing limit, the Borrowing Base is adjusted by an amount agreed to at the time by the Supermajority Lenders pursuant to the procedures set forth in subsection 4.9, and if availability under this Agreement is not then being governed by a borrowing base, the amount of all sales and other dispositions (including dispositions of Acquisition Properties subject to preferential purchase rights) of Proved Reserves or of Equity Interests in Restricted Subsidiaries owning Proved Reserves made pursuant to this subsection 8.6(f) during any twelve-month period may not exceed $30,000,000; (ii) any sale or disposition of Equity Interests in a Restricted Subsidiary must be of all Equity Interests owned, directly or indirectly, by the Borrower; and (iii) any conversion of a Restricted Subsidiary, which owns, directly or indirectly, Proved Reserves, to an Unrestricted Subsidiary in conformity with subsection 8.17 shall be deemed to be a sale of such Proved Reserves for purposes of this subsection 8.6;

                  (g) sales or other dispositions of Property not constituting Oil and Gas Properties, accounts receivable or Equity Interests in any Restricted Subsidiaries; and

                  (h) dispositions occurring as the result of a casualty event, event of loss, condemnation or expropriation.

         8.7 Limitation on Restricted Payments. Declare or pay any dividend on (other than dividends payable solely in Equity Interests of the Borrower other than Disqualified Stock), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Equity Interests of the Borrower or any Restricted Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of the Borrower or any Restricted Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

                  (a) the Borrower or any Restricted Subsidiary may declare and pay dividends to or make other Restricted Payments to the Borrower or to any Wholly-Owned Restricted Subsidiary;

                  (b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and no Borrowing Base Deficiency exists or would result from such Restricted Payment, the Borrower or any Restricted Subsidiary may make a Restricted Payment if such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date pursuant to this subsection 8.7(b), is less than the sum of:

                  (i) 50% of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Closing Date to the end of the Borrower's most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to subsection 7.1 at or prior to the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (ii) 50% of (A) the aggregate net cash proceeds received from the issue or sale after the Closing Date of Equity Interests in the Borrower (other than (1) Equity Interests sold to a Subsidiary of the Borrower, (2) Disqualified Stock and (3) Equity Interests sold on or after the Closing Date pursuant to an offering commenced prior to the Closing Date as a result of the exercise of "shoe" rights associated with such offering) minus (B) the amount of any Restricted Payment made under subsection 8.7(c)(B)(2) and any Subordinated Indebtedness repaid, repurchased, redeemed or otherwise defeased under subsection 8.9(a)(iv), minus

                  (iii) the amount of Subordinated Indebtedness previously paid, prepaid, redeemed, defeased or repurchased pursuant to subsection 8.9(a)(ii) and minus

                  (iv) the amount by which the sum of all Investments previously made in Unrestricted Subsidiaries pursuant to subsection 8.8(g) exceeds $10,000,000;

provided, however, that the foregoing clauses (i), (ii), (iii) and (iv) of this paragraph shall not prohibit Restricted Payments, which together with the aggregate of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date pursuant to this subsection 8.7(b) (in addition to all amounts which are included in clauses (iii) and (iv) immediately preceding) do not exceed $80,000,000. The amount of all Restricted Payments (other than cash) under this subsection 8.7(b) shall be the fair market value (as determined in good faith by the board of directors of the Borrower or certified to the Administrative Agent by a Responsible Officer of the Borrower) on the date of the proposed Restricted Payment.

                  (c) without limitation of the ability of the Borrower to purchase, redeem, defease or otherwise acquire or retire any of its 6 1/2% Convertible Preferred Stock under subsection 8.7(b), the Borrower may purchase, redeem, defease or otherwise acquire or retire any of its 6 1/2% Convertible Preferred Stock if (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) either (1) the Borrower's senior unsecured long-term debt rating is BB+ or better by S&P and Ba1 or better by Moody's or (2) such purchase, redemption, defeasance or other acquisition or retirement is made with the proceeds of any issue or sale of Equity Interests (other than Equity Interests sold to a Subsidiary of the Borrower and other than Disqualified Stock).

         8.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (including by the issuance of letters of credit) in (collectively, "Investments"), any Person except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) loans and advances to officers and employees of the Borrower or any Restricted Subsidiary for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Restricted Subsidiaries not to exceed $2,000,000 at any one time outstanding;

                  (d) Investments constituting Permitted Business Investments made or entered into in the ordinary course of the Oil and Gas Business;

                  (e) Investments constituting Permitted Business Acquisitions made or entered into in the ordinary course of the Oil and Gas Business;

                  (f) Investments by the Borrower in any Restricted Subsidiary and Investments by any Restricted Subsidiary in the Borrower or in other Restricted Subsidiaries or, if no Default or Event of Default has occurred and is continuing or would result from such Investment, by either the Borrower or a Restricted Subsidiary in a Person who after giving effect to such Investment becomes a Restricted Subsidiary, provided that the net book value of Investments made after the Closing Date in any Restricted Subsidiaries which (i) are Domestic Subsidiaries but not Wholly-Owned Restricted Subsidiaries shall not exceed $25,000,000 and (ii) are Foreign Subsidiaries shall not exceed 25% of the net book value of the assets of the Borrower and its Restricted Subsidiaries in the aggregate at any time outstanding after taking into account any return after the Closing Date from dividends, distributions and repayments in respect of such Investment;

                  (g) Investments by the Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries; provided that the aggregate amount of such Investments (net of any cash received as dividends or distributions on such Investments or from the sale of such Investments) does not exceed, at any one time outstanding, $10,000,000, unless (after deducting that excess, pursuant to subsection 8.7(b)(iv), from the amount of Restricted Payments permitted by subsection 8.7(b)) the Borrower would be able to make, at such time, an additional Restricted Payment pursuant to subsection 8.7(b); provided further that the cumulative outstanding Investment in any Restricted Subsidiary on the date that such Restricted Subsidiary is converted to an Unrestricted Subsidiary in conformity with subsection 8.17 shall be deemed an investment made on such conversion date in an Unrestricted Subsidiary for purposes of determining compliance with this subsection 8.8(g); and

                  (h) Investments by the Borrower or any Restricted Subsidiary in securities which trade on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market (including Investments existing on the Closing Date and listed on Schedule 8.8 hereof, but excluding Investments in Unrestricted Subsidiaries) in an aggregate amount (valued at cost) not to exceed $25,000,000 at any one time outstanding.

         The amount of all Investments (other than cash) (including, without limitation, the re-characterization of a Restricted Subsidiary to be an Unrestricted Subsidiary) shall be the fair market value (as determined in good faith by the board of directors of the Borrower or certified to the Administrative Agent by a Responsible Officer of the Borrower) on the date of the proposed Investment.

         8.9 Limitation on Optional Payments and Modifications of Debt Instruments, Other Material Agreements.

                  (a) Make any voluntary or optional payment or prepayment on or redemption, defeasance or purchase of any Subordinated Indebtedness; provided that as long as no Default or Event of Default has occurred or is continuing or would exist after giving effect thereto, the Borrower may redeem or repurchase any Subordinated Indebtedness:

                  (i) through an incurrence of Permitted Subordinated Refinancing Debt and/or with the proceeds of 02 Senior Subordinated Notes or Indebtedness permitted to be issued pursuant to subsections 8.2(h) or (i), provided that such Indebtedness is Subordinated Indebtedness;

                  (ii) to the extent that, after deducting the amount of the proposed payment, prepayment, redemption, defeasance or repurchase, pursuant to subsection 8.7(b)(iii), from the amount of Restricted Payments permitted by subsection 8.7(b), the Borrower would be able to make an additional Restricted Payment at such time pursuant to subsection 8.7(b);

                  (iii) if the Borrower's senior unsecured long-term debt rating is BB+ or better by S&P and Ba1 or better by Moody's; or

                  (iv) through the issue or sale of Equity Interests in the Borrower (other than Equity Interests sold to a Subsidiary of the Borrower and other than Disqualified Stock).

                  (b) Amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms (including the subordination provisions) of any Subordinated Note Document other than (i) any amendment, modification or change that, subject to the concurrence of the Administrative Agent, causes such Subordinated Note Document to have terms generally less restrictive than its terms immediately prior thereto; (ii) any amendment, modification or change to a then-existing Subordinated Note Document to conform the provisions thereof to the corresponding provisions of any Subordinated Note Document governing newly issued Subordinated Indebtedness permitted by this Agreement; (iii) any amendment, modification or change that may be approved by the Borrower and the trustee (or agent or lenders, as appropriate) under the indenture or other agreement governing such Subordinated Indebtedness without the consent of any holders of such Subordinated Indebtedness (other than changes to provide additional rights or benefits to such holders or changes to modify or remove terms of subordination) and (iv) any amendment or modification to issue additional Subordinated Indebtedness, provided such issuance complies with this Agreement.

                  (c) Except for this Agreement and the other Loan Documents, designate any Indebtedness as "Designated Senior Debt" or any other similar or analogous designation under any Subordinated Note Document or designate any Guarantee Obligation as "Designated Guarantor Senior Debt" or any other similar or analogous designation under any Subordinated Note Document.

         8.10 Limitation on Transactions with Affiliates. Except as described in
Schedule 8.10, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than transactions between or among the Borrower and its Restricted Subsidiaries) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or the applicable Restricted Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or the applicable Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate or, in the event no comparable transaction with an unaffiliated Person is available, on terms that are fair from a financial point of view to the Borrower or the applicable Restricted Subsidiary. For purposes of this subsection 8.10, "Affiliate" shall include any Unrestricted Subsidiary.

         8.11 Limitation on Sale and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal Property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Restricted Subsidiary.

         8.12 Limitation on Changes in Fiscal Year; Use of Proceeds. Permit the fiscal year of the Borrower and its Restricted Subsidiaries to end on a day other than December 31; or use the proceeds of any Loan or any Letter of Credit for a purpose not contemplated by subsection 5.16.

         8.13 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien in favor of any of the Administrative Agent, the Lenders under the Loan Documents and their respective assignees under the Loan Documents or any Person refinancing all or a portion of the Commitments hereunder (each, a "Negative Pledge Clause"), upon any of its Property, assets or revenues, whether now owned or hereafter acquired; provided that the foregoing shall not apply to a Negative Pledge Clause to the extent such Negative Pledge Clause (a) (i) is contained in an agreement which creates a Lien permitted by subsections 8.3(c), (f), (j), (k) or (o) and (ii) only applies to the Property encumbered by such Lien, or (b) is contained in a lease, license, asset sale agreement or other customary agreement (not related to Indebtedness) that is entered into in the ordinary course of business and relates only to the property subject of such lease, license, asset sale agreement or other customary agreement.

         8.14 Limitation on Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for the Oil and Gas Business and those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement or which are directly related thereto.

         8.15 Forward Sales. Except in accordance with usual and customary practice in the Oil and Gas Business and except for gas imbalances not in excess of 5.0 billion cubic feet, enter into or permit to exist any advance payment agreement or other arrangement pursuant to which the Borrower or any of its Restricted Subsidiaries, having received full or substantial payment of the purchase price for a specified quantity of Hydrocarbons upon entering such agreement or arrangement, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons pursuant to and during the terms of such agreement or arrangement.

         8.16 Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements with Approved Counterparties entered into in the ordinary course of business to achieve more predictable revenues and cash flows and reduce interest rates or exposure to fluctuations in interest rates and oil and gas prices to which the Borrower and its Restricted Subsidiaries are exposed in the conduct of their business or the management of their liabilities, provided that the aggregate amount of Hedging Agreements which are Commodity Price Risk Management Agreements (exclusive of basis differential swaps) may not exceed the following: (i) for oil, the total volumes to be hedged for any period shall not exceed 80% of the aggregate expected oil production of the Borrower and its Restricted Subsidiaries for the period during which such Hedging Agreement is in effect, and (ii) for gas, the total volumes to be hedged for any period shall not exceed 80% of the aggregate expected gas production of the Borrower and its Restricted Subsidiaries for the period during which such Hedging Agreement is in effect.

         8.17 Unrestricted Subsidiaries.

                  (a) Create or otherwise designate any Subsidiary as an Unrestricted Subsidiary unless subsections 8.6(f)(iii) and 8.8(g) and the terms set forth in the definition of Unrestricted Subsidiary are complied with respect to such Subsidiary and no Default would result from the designation, creation and operation of such Unrestricted Subsidiary.

                  (b) Without the prior written consent of the Supermajority Lenders, change the characterization of a Subsidiary from a Restricted Subsidiary to an Unrestricted Subsidiary or an Unrestricted Subsidiary to a Restricted Subsidiary; provided however, the prior written consent of the Supermajority Lenders shall not be required to (i) change the characterization of an Unrestricted Subsidiary to a Restricted Subsidiary if (A) no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom, (B) after giving effect to such re-characterization, each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects as of the date of such re-characterization, (C) such Subsidiary shall have complied with the provisions of subsection 7.9 and (D) the Borrower provides the Administrative Agent five days advance written notice of its intent to re-characterize such Subsidiary or (ii) change the characterization of a Restricted Subsidiary to an Unrestricted Subsidiary if (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, assuming that such re-characterization constitutes an Investment in an Unrestricted Subsidiary and
(B) the Borrower provides the Administrative Agent five days advance written notice of its intent to re-characterize such Subsidiary. If any Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the terms of this Agreement, the Administrative Agent shall, and the Lenders hereby instruct the Administrative Agent to, release, upon the written request of the Borrower, such Subsidiary from any Guarantee Obligations arising under the Loan Documents, release the Equity Interests of such Subsidiary from the Liens created under the Pledge Agreement and release the Properties of such Subsidiary from any Mortgage;



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

provided that (i) such Subsidiary shall not have any Guarantee Obligations with respect to, or Liens in favor of, any Subordinated Indebtedness that are not so released and (ii) such release shall not cause a Borrowing Base Deficiency. The Administrative Agent, at the Borrower's request and expense, shall execute such releases, termination statements or agreements as may be reasonably necessary to effect the release of Guarantee Obligations under the Loan Documents or Liens created under the Pledge Agreement and, if applicable, the Mortgages.

                  (c) Permit any Unrestricted Subsidiary to fail to comply with the requirements set forth in the definition of "Unrestricted Subsidiary."

                  (d) Permit the aggregate amount of Indebtedness outstanding at all Unrestricted Subsidiaries to exceed at any time $25,000,000.

                                    SECTION 9
                                EVENTS OF DEFAULT


         9.1 Events of Default. If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any of its Restricted Subsidiaries shall default in the observance or performance of any agreement applicable to it contained in subsection 4.10 or Section 8 of this Agreement; or

                  (d) The Borrower or any of its Restricted Subsidiaries shall default in the observance or performance of any other agreement applicable to it contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 30 consecutive days after the earlier of (i) the Borrower's obtaining knowledge of such default or (ii) the receipt by the Borrower of notice thereof from the Administrative Agent or any Lender; or

                  (e) The Borrower or any of its Restricted Subsidiaries shall
(i) default in any payment of principal of or interest of any Indebtedness (other than the Loans), or in the payment of any Guarantee Obligation, in excess, in the aggregate, of $10,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event



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shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required and the expiration of any applicable grace period, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable, provided that the aggregate principal amount of all such Indebtedness and Guarantee Obligations which would then become due and payable would equal or exceed $10,000,000; or

                  (f) (i) The Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary involving in the aggregate a liability (to the extent not paid or covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days after the entry thereof; or



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

                  (i) Either (i) the Pledge Agreement, the Subsidiary Guarantee or a Mortgage, if any, shall cease, for any reason, to be in full force and effect or the Lien created by the Pledge Agreement or such Mortgage shall cease to be enforceable and of the same effect and priority purported to be created thereby and such cessation, in either case, shall continue for a period of five days after the earlier of the Borrower's obtaining knowledge of such cessation or the receipt by the Borrower of notice thereof from the Administrative Agent or any Lender or (ii) any Pledgor or Guarantor shall so assert in writing; or

                  (j) Either (i) the subordination provisions contained in any Subordinated Note Document shall cease, for any reason, to be in full force and effect and such cessation shall continue for a period of five days after the earlier of the Borrower's obtaining knowledge of such cessation or the receipt by the Borrower of notice thereof from the Administrative Agent or any Lender or
(ii) any Person that is a party thereto or holders of at least 25% of the aggregate principal amount of such Subordinated Indebtedness shall so assert in writing; or

                  (k) A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) of this Section 9, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued and unpaid interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Letter of Credit Outstandings, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Loans hereunder (with accrued and unpaid interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of Letter of Credit Outstandings, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then unexpired amount that is available to be drawn under such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired, been canceled or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired, been canceled or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the Administrative Agent is hereby authorized to, and shall, release the balance, if any, in such



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cash collateral account to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the Lenders, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the within security interest in such cash collateral account. Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         9.2 Application of Proceeds. All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied: first, to reimbursement of expenses and indemnities provided for in this Agreement and the Loan Documents; second, to accrued interest on the Notes and on any Reimbursement Obligations; third, to fees, including Letter of Credit fees; fourth, pro rata to principal outstanding on the Notes, all Reimbursement Obligations and the termination payments under all Hedging Agreements then due and owing to a Lender or an Affiliate of a Lender; fifth, to any other obligations secured by the Loan Documents; sixth, to serve as cash collateral to be held by the Administrative Agent to secure the maximum aggregate amount available for drawing under Letters of Credit then outstanding; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Authority.

         9.3 Disposition of Proceeds. The Mortgage, if any, will contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower's or each Guarantor's interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, including all as-extracted collateral as defined in the Uniform Commercial Code. The Mortgage, if any, will further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Mortgage, until the occurrence and during the continuation of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Restricted Subsidiaries and (b) the Lenders hereby authorize and direct the Administrative Agent to take such actions (including, without limitation, executing necessary division orders and other communications to purchasers of production) as may be necessary to cause such proceeds to be paid to the Borrower and/or such Restricted Subsidiaries.

                                   SECTION 10
                                   THE AGENTS


         10.1 Appointment.

                  (a) Each Lender hereby irrevocably designates and appoints JPMorgan as Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably



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

incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  (b) Each Lender hereby designates and appoints CSFB, as Syndication Agent, each of Fleet National Bank, Fortis Capital Corp. and U.S. Bank National Association, as a Documentation Agent, Wachovia Bank, National Association, as Senior Managing Agent and each of BMO Nesbitt Burns Financing, Inc. and Wells Fargo Bank, N.A., as a Managing Agent; and each such Lender irrevocably authorizes each such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, none of the Syndication Agent, the Documentation Agents, the Senior Managing Agent or the Managing Agents shall have any duties or responsibilities, except those expressly set forth herein nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against such Agents.

         10.2 Delegation of Duties. Any Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         10.3 Exculpatory Provisions. No Agent nor any officer, director, employee, agent, attorney-in-fact or Affiliate of any Agent shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         10.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any



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other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders, Supermajority Lenders or, where unanimous consent of the Lenders is expressly required hereunder, all Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, the Supermajority Lenders or, where unanimous consent of the Lenders is expressly required hereunder, all Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent nor any officer, director, employee, agent, attorney-in-fact or Affiliate of any Agent has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by any such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Loan Party and made its own decision to make its Loans, participate in Letters of Credit issued hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party which may come into the possession of such Agent or any officer, director, employee, agent, attorney-in-fact or Affiliate of such Agent.

         10.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the obligations under this Agreement) be imposed on, incurred by or asserted against such Agent in any way relating



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

to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of all obligations under this Agreement and all other amounts payable hereunder.

         10.8 Agents in Their Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the extensions of credit made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

         10.9 Successor Agents. Each Agent may resign from its position as an Agent upon 30 days' notice to the Borrower and the Lenders. If any Agent shall resign as such under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), shall succeed to the rights, powers and duties of its predecessor hereunder; provided that if any Default or Event of Default shall have occurred and be continuing, the Borrower's consent shall not be required to appoint a successor agent. Effective upon such appointment and approval, all references to any Agent shall mean such successor agent, and the retiring Agent's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation from its position as an Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

         10.10 Enforcement of Loan Documents.

                  (a) The Required Lenders may direct the time, method and place of conducting any proceeding for any remedy available to the Administrative Agent under any Loan Document or of exercising any power conferred on the Administrative Agent. However, the Administrative Agent may refuse to follow any direction that conflicts with law or this Agreement or would involve the Administrative Agent in personal liability; provided, however, that the Administrative Agent may take any other action deemed proper by the Administrative Agent that is not inconsistent with such direction. Each Lender shall have the independent right to enforce the right to receive payment of principal or interest when due (or other amounts due to a Lender hereunder), provided that no Lender shall have the independent right to enforce the Liens granted to the Administrative Agent under the Loan Documents. A Lender may not use this Agreement or any other Loan Document to prejudice the rights of another Lender or to obtain a preference or priority over another Lender and the right of each Lender to receive payment of principal of and interest on the Loans made by such Lender, on or after the Termination Date or to bring suit for the enforcement of any such payment shall not be impaired or affected without the consent of such Lender.



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

                  (b) The Administrative Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. The Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Agents and the Lenders allowed in any judicial proceedings relative to the Borrower or any Restricted Subsidiary or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Lenders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Lender to make payments to the Administrative Agent. In the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due it for the compensation, expenses, disbursements and advances of the Administrative Agent, its agents and its counsel, and any other amounts due the Administrative Agent under subsection 10.7.

         10.11 Issuing Bank. The provisions of this Section 10 applicable to the Administrative Agent shall apply to the Issuing Bank in the performance of its duties under the Loan Documents, mutatis mutandis.

                                   SECTION 11
                                  MISCELLANEOUS


         11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the applicable Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the applicable Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the principal amount of any Loan or any Reimbursement Obligation or extend the Termination Date or the scheduled date of any payment of principal hereunder, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof (including, without limitation, any payment required under subsection 4.10) or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or
(ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or Supermajority Lenders (or modify any provision of this Agreement or any other Loan Document to provide that an action currently requiring the approval of or consent by the Supermajority Lenders or all Lenders may be taken with the consent or approval by a lower percentage of Lenders), or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents or release of any of the Pledged Securities or any Guarantor, other than in accordance with the terms of the applicable Loan Documents, in each case without the written consent of all the Lenders and the Borrower, or (iii) change subsection 4.8(a) or subsection 11.7(a) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (iv) amend, modify or waive any provision of
Section 10 without the written consent of the then Administrative Agent and Issuing Bank and any other Agent then affected



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by such action. Any such waiver and any such amendment, supplement or modification shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by courier service, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 11.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto in writing:

         the Borrower:                      Westport Resources Corporation
                                            1670 Broadway Street, Suite 2800
                                            Denver, Colorado 80202
                                            Attention: Lon McCain
                                            Fax: (303) 575-0172
                                            Tel.: (303) 575-0119

         the Administrative
         Agent:                             JPMorgan Chase Bank
                                            One Chase Manhattan Plaza, 8th Floor
                                            New York, NY 10081
                                            Attention: Loan and Agency Services,
                                                       Muniram Appanna
                                            Fax: (212) 552-2261
                                            Tel.: (212) 552-7943

                                            With a copy to:

                                            JPMorgan Chase Bank
                                            600 Travis Street, 20th floor
                                            Houston, Texas 77002
                                            Attention: June Brand
                                            Fax: (713) 216-4117
                                            Tel.: (713) 216-4327

and for other correspondence other than borrowings, continuation, conversion and Letter of Credit requests:

                                            JPMorgan Chase Bank
                                            600 Travis, 20th Floor
                                            Houston, Texas 77002
                                            Attention: Robert Mertensotto
                                            Fax: (713) 216-4117
                                            Tel: (713) 216-4147
provided that any notice, request or demand to or upon the Administrative Agent or any Lender pursuant to subsection 2.2, 4.3, 4.5 or 4.8 shall not be effective until received.

         11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Syndication Agent and their Affiliates for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, syndication, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders, (c) to pay, indemnify, and hold each Lender, each Arranger and each Agent (and their respective Affiliates and their respective directors, officers, employees and agents) (each an "Indemnitee") harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use or the proposed use of proceeds contemplated by this Agreement, including, without limitation, any of the foregoing relating to the Acquisition or any violation of, noncompliance with or liability under, any Environmental Law applicable to any Loan Party or any of the Properties (all the foregoing in this subsection 11.5(d)), collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation under subsection 11.5(d) to any Indemnitee with respect to indemnified liabilities to the extent such liabilities (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) are asserted by any Indemnitee against another Indemnitee; provided further that the Borrower shall not be liable under this subsection 11.5(d) for the legal expenses of more than one primary firm or more than one local counsel in each state or other jurisdiction in which an indemnifiable action is brought unless the use of one primary firm or one local counsel by the indemnified parties would present such firm or counsel with a conflict of interest. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert, and hereby waives, and to cause each of its Restricted Subsidiaries not to assert and to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder and the termination of this Agreement.

         11.6 Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection 11.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in subsection 11.6(c)) and, to the extent expressly contemplated hereby, Indemnitees and other Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in subsection 11.6(b)(ii), any Lender may assign to one or more assignees ("Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans at the time owing to it and its interests in Letter of Credit Outstandings) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, provided that no consent of the
                  Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

                           (B) the Administrative Agent, provided that no
                  consent of the Administrative Agent shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender
                  or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                           (B) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                           (C) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500;

                           (D) the assignee, if it shall not be a Lender, shall
                  deliver to the Administrative Agent an Administrative Questionnaire; and

                           (E) in the case of an assignment to a CLO, the
                  assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Acceptance between such Lender and CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in clauses (i) and (ii) of the proviso to subsection 11.1.

                  (iii) Subject to subsection 11.6(b)(v) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement other than subsection 11.15 (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsection 4.11, subsection 4.12, subsection 4.13, subsection 4.14, subsection 4.15 and subsection 11.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 11.6(c).

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Letter of Credit Outstandings owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Schedule 1.1(a) and forward a copy of such revised
         Schedule 1.1(a) to the Borrower, the Issuing Bank and each Lender.

                  (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in subsection 11.6(b) and any written consent to such assignment required by subsection 11.6(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection 11.6(b).

                  (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it and its interests in Letter of Credit Outstandings); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the clauses (i) and (ii) of the proviso to subsection 11.1 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of subsection 11.15. Subject to subsection 11.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of subsection 4.12, subsection 4.13, subsection 4.14 and subsection 4.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 11.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 11.7 as though it were a Lender, provided such Participant agrees to be subject to subsection 11.7 as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under subsection 4.11, subsection 4.12 and subsection
         4.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of subsection 4.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with subsection 4.13(b) as though it were a Lender.

                  (d) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, any and all financial information in such Lender's possession concerning the Loan Parties and their Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Loan Parties and their Affiliates prior to becoming a party to this Agreement; provided such Person agrees to maintain the confidentiality of such information in accordance with subsection 11.15.

                  (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection 11.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         11.7 Adjustments; Set-off.

                  (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans or Reimbursement Obligations, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (f) of Section 9 or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or Reimbursement Obligations, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or Reimbursement Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, during the continuation of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding deposits held by the Borrower as a fiduciary for others), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that, to the extent permitted by applicable law, the failure to give such notice shall not affect the validity of such set-off and application.

         11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be kept by the Borrower and the Administrative Agent.

         11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the other Loan Parties, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         11.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         11.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) no Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Borrower, the Agents and the Lenders.

         11.14 WAIVERS OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         11.15 Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 11.15, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this subsection 11.15 or (ii) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this subsection 11.15, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to an Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this subsection 11.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         11.16 Letters of Credit Under Existing Credit Facility.The letters of credit listed on Schedule 11.16 are hereby deemed to have been issued under this Agreement (except that no issuance fees shall be due under subsection 3.3(a)(ii)) and each Lender hereby acknowledges and agrees that it shall have purchased a participation interest therein as contemplated by subsection 3.4.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  WESTPORT RESOURCES CORPORATION


                                  By:  /s/ LON MCCAIN
                                       -----------------------------------------
                                       Lon McCain, Vice President, Treasurer and
                                       Chief Financial Officer


                       SIGNATURE PAGE TO CREDIT AGREEMENT
                                        1

                                  JPMORGAN CHASE BANK, as
                                       Administrative Agent, Issuing Bank
                                       and as a Lender


                                  By:      /s/ RUSSELL A. JOHNSON
                                           -------------------------------------
                                           Russell A. Johnson
                                           Vice President


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                 CREDIT SUISSE FIRST BOSTON, CAYMAN
                                 ISLAND BRANCH, as
                                      Syndication Agent and as a Lender


                                 By: /s/ JAMES P. MORAN
                                     -------------------------------------------
                                     James P. Moran
                                     Director


                                 By: /s/ BRIAN T. CALDWELL
                                     -------------------------------------------
                                     Brian T. Caldwell
                                     Director




                       SIGNATURE PAGE TO CREDIT AGREEMENT
                                        3

                                 FLEET NATIONAL BANK, as
                                      Co-Documentation Agent and as a Lender


                                 By: /s/ JEFFREY H. RATHKAMP
                                     -------------------------------------------
                                     Jeffrey H. Rathkamp
                                     Vice President



                       SIGNATURE PAGE TO CREDIT AGREEMENT
                                        4

                                 FORTIS CAPITAL CORP., as
                                      Co-Documentation Agent and as a Lender


                                 By:  /s/ DAVID MONTGOMERY
                                      ------------------------------------------
                                      David Montgomery
                                      Senior Vice President


                                 By:  /s/ DARRELL W. HOLLEY
                                      ------------------------------------------
                                      Darrell W. Holley
                                      Managing Director



                       SIGNATURE PAGE TO CREDIT AGREEMENT
                                        5

                                  U.S. BANK NATIONAL ASSOCIATION, as
                                       Co-Documentation Agent and as a Lender


                                  By:  /s/ KATHRYN A. GAITER
                                       -----------------------------------------
                                       Kathryn A. Gaiter
                                       Vice President




                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                  WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       as Senior Managing Agent and as a Lender


                                  By:      /s/ PHILIP TRINDER
                                           -------------------------------------
                                           Philip Trinder
                                           Vice President



                       SIGNATURE PAGE TO CREDIT AGREEMENT
                                        7

                                     BMO NESBITT BURNS FINANCING, INC.,
                                          as Managing Agent and as a Lender


                                     By:      /s/ JAMES B. WHITMORE
                                              ----------------------------------
                                              James B. Whitmore
                                              Managing Director


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                   WELLS FARGO BANK, N.A., as Managing Agent
                                        and as a Lender


                                   By:      /s/ LAURA BUMGARNER
                                            ------------------------------------
                                            Laura Bumgarner
                                            Relationship Manager


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                   UNION BANK OF CALIFORNIA, N.A., as a Lender


                                   By:  /s/ RANDALL OSTERBERG
                                        ----------------------------------------
                                        Randall Osterberg
                                        Senior Vice President


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                       BANK OF AMERICA, N.A., as a Lender


                                       By:      /s/ STEVEN A. MACKENZIE
                                                --------------------------------
                                                Steven A. MacKenzie
                                                Vice President


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                       THE BANK OF NEW YORK, as a Lender


                                       By:      /s/ PETER W. KELLER
                                                --------------------------------
                                                Peter W. Keller
                                                Vice President


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                       COMERICA BANK - TEXAS, N.A., as a Lender


                                       By:   /s/ THOMAS G. RAJAN
                                             -----------------------------------
                                             Thomas G. Rajan
                                             Vice President


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                      BANK OF SCOTLAND, as a Lender


                                      By:  /s/ JOSEPH FRATUS
                                           -------------------------------------
                                           Joseph Fratus
                                           First Vice President


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                 NATEXIS BANQUES POPULAIRES,
                                      as a Lender


                                 By:  /s/ DONOVAN BROUSSARD
                                      ------------------------------------------
                                      Donovan Broussard
                                      Vice President


                                 By:  /s/ RENAUD D'HERBES
                                      ------------------------------------------
                                      Renaud d'Herbes
                                      Senior Vice President and Regional Manager


                       SIGNATURE PAGE TO CREDIT AGREEMENT
                                       15

                                       UFJ BANK, as a Lender


                                       By:      /s/ L.J. PERENYI
                                                --------------------------------
                                                L.J. Perenyi
                                                Vice President



                       SIGNATURE PAGE TO CREDIT AGREEMENT
                                       16


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                                       COMPASS BANK, as a Lender


                                       By:      /s/ DOROTHY MARCHAND
                                                --------------------------------
                                                Dorothy Marchand
                                                Senior Vice President



                       SIGNATURE PAGE TO CREDIT AGREEMENT
                                       17